Exhibit 2

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of January 28, 2025 (the “Effective Date”), by and among the following parties (jointly “Parties” and individually “Party”):

ACORDO DE APOIO DE ACIONISTAS

Este Acordo de Apoio de Acionistas (este “Acordo”) é celebrado em 28 de janeiro de 2025 (a “Data de Vigência”), por e entre as seguintes partes (em conjunto “Partes” e individualmente “Parte”):

1.     DAVID GARY NEELEMAN, Brazilian, married, businessman, bearer of the ID card No. 53.031.273-6, issued by SSP/SP, enrolled with the Individual´s Taxpayers Registry (“CPF/MF”) under No. 744573731-68 (“David”);

1.     DAVID GARY NEELEMAN, brasileiro, casado, empresário, portador da cédula de identidade RG n°53.031.273-6, expedido pela SSP/SP, inscrito no Cadastro de Pessoas Físicas (“CPF/MF”) sob o n° 744573731-68, (“David”);

2.     SALEB II FOUNDER 1 LLC, a limited liability company organized under the laws of the State of Delaware, with its registered address at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, United States of America (collectively with David, the “Founder Shareholders”);

2.     SALEB II FOUNDER 1 LLC, sociedade empresária limitada constituída de acordo com as leis do Estado de Delaware, com sede em Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, Estados Unidos da América (em conjunto com David, os “Acionistas Fundadores”);

3.     TRIP PARTICIPAÇÕES S.A., a corporation (sociedade anônima), with headquarters at the City of Cariacica, State of Espírito Santo, at Avenida Mario Gurgel, 5030, Setor Centro Adm AB, Room 108, Vila Capixaba, Zip Code 29.145-901, enrolled under the Corporate Taxpayers’ Register (“CNPJ/MF”) under No. 09.229.532/0001-70, herein represented by its undersigned legal representatives (“TRIP Participações”);

3.     TRIP PARTICIPAÇÕES S.A., sociedade anônima, com sede na cidade de Cariacica, Estado do Espírito Santo, na Avenida Mario Gurgel, 5030, Setor Centro Adm AB, Sala 108, Vila Capixaba, CEP 29.145-901, inscrita no Cadastro Nacional de Pessoa Jurídica (“CNPJ/MF”) sob o n° 09.229.532/0001-70, neste ato representada pelo seu representante legal abaixo assinado (“TRIP Participações”);

4.     TRIP INVESTIMENTOS LTDA., a limited liability company with headquarters at the City of Cariacica, State of Espírito Santo, at Rodovia BR-262 S/N, Km 5, Vila Capixaba, Zip Code 29.145-901, enrolled under CNPJ/MF No. 15.300.240/0001-89, herein represented by its undersigned legal representatives (“TRIP Investimentos”);

4.     TRIP INVESTIMENTOS LTDA., sociedade empresária limitada com sede na cidade de Cariacica, Estado do Espírito Santo, na Rodovia BR-262 S/N, Km 5, Vila Capixaba, CEP 29.145-901, inscrita no CNPJ/MF sob nº 15.300.240/0001-89, neste ato representada pelos seus representantes legais abaixo assinados (“TRIP Investimentos”);

5.     RIO NOVO LOCAÇÕES LTDA., a limited liability company with headquarters at the City of Cariacica, State of Espírito Santo, at Avenida Mario Gurgel, 5030, Setor Centro Adm AB, Room 208, Vila Capixaba, Zip Code 29.145-901, enrolled under CNPJ/MF No. 04.373.710/0001-18, herein represented by its undersigned legal representatives (“Rio Novo” and, together with TRIP Participações and TRIP Investimentos, the “TRIP Shareholders” and, collectively with the Founder Shareholders, the “Supporting Shareholders”);

5.     RIO NOVO LOCAÇÕES LTDA., uma sociedade empresária limitada com sede na cidade de Cariacica, Estado do Espírito Santo, na Avenida Mario Gurgel, 5030, Setor Centro Adm AB, Sala 208, Vila Capixaba, CEP 29.145-901, inscrita no CNPJ/MF sob nº 04.373.710/0001-18, neste ato representada pelo seu representante legal abaixo assinado (“Rio Novo” e, em conjunto com TRIP Participações e TRIP Investimentos, os “Acionistas TRIP” e, coletivamente com os Acionistas Fundadores, os “Acionistas Apoiadores”);

And, as intervening and consenting party,

6.     AZUL S.A., a Brazilian corporation (sociedade por ações), enrolled with the CNPJ/MF under No. 09.305.994/0001-29, with headquarters at the City of Barueri, State of São Paulo, at Avenida Marcos Penteado de Ulhôa Rodrigues, nº 939, 8th floor, Edifício Jatobá, Condomínio Castelo Branco Office Park, Bairro Tamboré, Zip Code 06460-040 (“Azul” or the “Company” or the “Intervening Party”).

E, como parte interveniente-anuente,

6.     AZUL S.A., sociedade anônima, inscrita no CNPJ/MF sob o n° 09.305.994/0001-29, com sede na cidade de Barueri, Estado de São Paulo, na Avenida Marcos Penteado de Ulhôa Rodrigues, nº 939, 8° andar, Edifício Jatobá, Condomínio Castelo Branco Office Park, Bairro Tamboré, CEP 06460-040 (“Azul” ou “Companhia” ou “Interveniente Anuente”),

WHEREAS, on September 1, 2017, and by amendment dated March 3, 2021, Azul, David, the TRIP Shareholders and Calfinco, Inc., entered into that certain shareholders’ agreement (the “Existing Shareholders’ Agreement”);

CONSIDERANDO que em 1º de setembro de 2017, e conforme aditado em 3 de março de 2021, Azul, David, os Acionistas TRIP e Calfinco, Inc., celebraram um acordo de acionistas (o “Acordo de Acionistas Existente”);

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WHEREAS, the Company, certain subsidiaries of the Company, David, and an ad hoc group of holders (the “Supporting Noteholders”) of (i) 11.930% Senior Secured First Out Notes due 2028 (the “Existing First Out Notes”) issued by Azul Secured Finance LLP (the “Issuer”), (ii) 11.500% Senior Secured Second Out Notes due 2029 (the “Existing 2029 Notes”) issued by the Issuer, (iii) 10.875% Senior Secured Second Out Notes due 2030 (the “Existing 2030 Notes” and, together with the “Existing 2029 Notes”, the “Existing Second Out Notes”) issued by the Issuer, and (iv) those certain convertible debentures (the “Convertible Debentures”) issued by Azul on October 6, 2020, are party to that certain transaction support agreement, dated October 27, 2024 (the “Transaction Support Agreement”), which contemplates and provides the terms and conditions of a series of transactions (the “Transactions”) to implement and effectuate a comprehensive restructuring with respect to the Company and its subsidiaries; and

CONSIDERANDO que, a Companhia, determinadas subsidiárias da Companhia, David e um grupo ad hoc de detentores (os “Titulares de Notas Apoiadores”) de (i) 11,930% de Senior Secured First Out Notes com vencimento em 2028 (as “Notas 1L Existentes”) emitidas pela Azul Secured Finance LLP (o “Emissor”), (ii) 11,500% de Senior Secured Second Out Notes com vencimento em 2029 (as “Notas de 2029 Existentes”) emitidas pelo Emissor, (iii) 10,875% de Senior Secured Second Out Notes com vencimento em 2030 (as “Notas de 2030 Existentes” e, juntamente com as “ Notas de 2029 Existentes”, as “Notas 2L Existentes”) emitidas pelo Emissor, e (iv) determinadas debêntures conversíveis (as “Debêntures Conversíveis”) emitidas pela Azul em 6 de outubro de 2020, são partes de um determinado acordo de apoio à transação, datado de 27 de outubro de 2024 (o “Acordo de Apoio à Transação”), que prevê e estabelece os termos e condições de uma série de transações (as “Transações”) para implementar e efetivar uma reestruturação abrangente em relação à Companhia e suas subsidiárias; e

WHEREAS, in connection with the Transactions, the Parties negotiated, in good faith, the terms and conditions of the Company’s post-Transaction governance, as set forth on Schedule A attached hereto (the “Governance Conditions”).

CONSIDERANDO que, no âmbito das Transações, as Partes negociaram, de boa-fé, os termos e condições da governança da Companhia após as Transações, conforme disposto no Anexo A ao presente instrumento (os “Termos de Governança”).

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:	ISTO POSTO, em consideração ao acima exposto e as avenças e acordos aqui estabelecidos, e com a intenção de se vincularem legalmente por meio deste, as Partes concordam com o seguinte:

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1.                  Definitions. Capitalized words, both in the singular and plural form, as the case may be, and not defined in this Agreement, shall have the meaning set forth below:

•         “Arbitration Law” means Brazilian Law No. 9,307 of September 23, 1996, as amended.

•         “Brazilian Corporations Law” means Brazilian Law No. 6,404 of December 15, 1976, as amended.

•         “Brazilian Civil Code” means Brazilian Law No. 10,406, of January 10, 2002, as amended.

•         “Brazilian Civil Procedure Code” means Brazilian Law No. 13,105 of March 16, 2015, as amended.

•         “Business Days” means any day on which banks are not required or authorized by law to close (i) in the City of São Paulo, State of São Paulo, Brazil, and (ii) in the City of New York, State of New York, United States of America.

•         “Equitization Transactions” means (i) the issuance of 100 million preferred shares to the Company’s lessors and original equipment manufacturers, (ii) the issuance of preferred shares by the Company in mandatory partial exchange for the Second Out Notes pursuant to the terms thereof, (iii) the issuance of convertible debentures by the Company that will underly the exchangeable notes to be issued in mandatory partial exchange for the First Out Notes and the Second Out Notes pursuant to the terms thereof; and (iv) the issuance of other convertible instruments or securities by the Company to the extent that such convertible instruments or securities are issued pursuant to the terms and conditions of the Convertible Debentures, the First Out Notes and the Second Out Notes or in replacement of the Convertible Debentures, the First Out Notes and the Second Out Notes.

•         “First Out Notes” means the 11.930% Senior Secured First Out Notes due 2028, issued by Azul Secured Finance LLP on January 28, 2025 and guaranteed by the Company and certain of its subsidiaries.

•         “Second Out Notes” means the (i) 11.500% Senior Secured Second Out Notes due 2029 and (ii) 10.875% Senior Secured Second Out Notes due 2030, in each case, issued by Azul Secured Finance LLP on January 28, 2025 and guaranteed by the Company and certain of its subsidiaries.

1.                  Definições. Palavras em letras maiúsculas, tanto no singular quanto no plural, conforme o caso, e não definidas neste Acordo, terão o significado estabelecido abaixo:

•         “Lei de Arbitragem” significa a Lei Brasileira nº 9.307, de 23 de setembro de 1996, conforme alterada.

•         “Lei das Sociedades por Ações” significa a Lei nº 6.404, de 15 de dezembro de 1976, conforme alterada.

•         “Código Civil Brasileiro” significa a Lei nº 10.406, de 10 de janeiro de 2002, conforme alterada.

•         “Código de Processo Civil Brasileiro” significa a Lei nº 13.105, de 16 de março de 2015, conforme alterada.

•         “Dias Úteis” significa qualquer dia em que os bancos não sejam obrigados ou autorizados por lei a fechar (i) na cidade de São Paulo, Estado de São Paulo, Brasil, e (ii) na cidade de Nova Iorque, Estado de Nova Iorque, Estados Unidos da América.

•         “Transações de Equity” significa (i) a emissão de 100 milhões de ações preferenciais pela Companhia para os lessors e fabricantes de equipamentos originais da Companhia, (ii) a emissão de ações preferenciais pela Companhia em troca parcial obrigatória para as Second Out Notes nos termos aqui previstos, (iii) a emissão de debêntures conversíveis pela Companhia que servirão de base para as notas permutáveis a serem emitidas em troca parcial obrigatória das First Out Notes e das Second Out Notes, nos termos previstos; e (iv) a emissão de outros instrumentos ou valores mobiliários conversíveis pela Companhia na medida em que tais instrumentos ou valores mobiliários conversíveis sejam emitidos de acordo com os termos e condições das Debêntures Conversíveis, das First Out Notes e das Second Out Notes ou em substituição das Debêntures Conversíveis, das First Out Notes e das Second Out Notes.

•         “First Out Notes” significa as 11,930% Senior Secured First Out Notes com vencimento em 2028, emitidas pela Azul Secured Finance LLP em 28 de janeiro de 2025 e garantidas pela Companhia e algumas de suas subsidiárias.

•         “Second Out Notes” significa as (i) 11,500% Senior Secured Second Out Notes com vencimento em 2029 e (ii) 10,875% Senior Secured Second Out Notes com vencimento em 2030, ambas emitidas pela Azul Secured Finance LLP em 28 de janeiro de 2025 e garantidas pela Companhia e algumas das suas subsidiárias.

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2.                  Rules of Interpretation. Unless a contrary indication appears, any reference in this Agreement to:

(i)           any “Supporting Shareholder”, the “Company” or a “Person” includes its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under this Agreement;

(ii)         “this Agreement” or similar words refers to this Agreement, together with the Schedules, in its entirety and not to any particular Section, Schedule or portion of it;

(iii)       “Sections” or “Schedules” are to Sections of, or Schedules to, this Agreement. Section and Schedule headings are for ease of reference only. The definitions established in this Agreement also apply to the Schedules;

(iv)       any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms of such agreement, document or instrument and, unless otherwise specified in such agreement, document or instrument (or in this Agreement) includes all schedules and addendums thereto;

(v)         any Law includes all applicable rules, regulations and Orders adopted or made thereunder and all statues or other Laws amending, enhancing, restating, consolidating or replacing the statute or Law referred to;

(vi)       wherever the words “include”, “includes” or “including” (and analogous terms) are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set out an exhaustive list;

(vii)     whenever the term “best efforts” or “commercially reasonable efforts” is used, such efforts shall not include any obligation to incur substantial or extraordinary expense or liability;

(viii)   The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ix)       references to any period of time refer to the number of calendar days, unless expressly stated to be counted in Business Days. Whenever the expiration of a term falls on a day that is not a Business Day the term will be automatically extended to the subsequent Business Day. The provisions of Article 132 of the Brazilian Civil Code shall govern the counting of terms hereunder;

(x)         if any payment is required to be made or other action (including the giving of notice) is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be considered to have been made or taken in compliance with this Agreement if made or taken on the next succeeding Business Day; and

(xi)       this Agreement is the result of negotiations among, and has been reviewed by counsel to the Parties, and is the work product of all such Persons. Accordingly, no term of this Agreement shall be construed against any Party merely because of any such Person’s involvement in the preparation of this Agreement.

2.                  Regras de Interpretação. Salvo disposição em contrário, qualquer referência no presente Acordo a:

(i)           qualquer “Acionista Apoiador”, a “Companhia” ou uma “Pessoa” inclui seus sucessores a título universal ou singular, cessionários permitidos e cedentes permitidos dos seus direitos e/ou obrigações nos termos deste Acordo;

(ii)         “este Acordo” ou palavras similares referem-se a este Acordo, juntamente com os Anexos, em sua totalidade, e não a uma Cláusula, Anexo ou parte específica do Acordo;

(iii)       “Cláusulas” ou “Anexos” referem-se às Cláusulas, ou aos Anexos deste Acordo. Os títulos das Cláusulas e dos Anexos são destinados exclusivamente para facilitar a consulta. As definições estabelecidas neste Acordo também se aplicam aos Anexos;

(iv)       qualquer acordo (incluindo este Acordo), documento ou instrumento significa tal acordo, documento ou instrumento conforme alterado, suplementado, modificado, variado, consolidado ou substituído de tempos em tempos, de acordo com os termos do referido acordo, documento ou instrumento e, salvo disposição em contrário no referido acordo, documento ou instrumento (ou neste Acordo), inclui todos os anexos e aditamentos a este relacionados;

(v)         qualquer Lei inclui todas as regras, regulamentos e normas aplicáveis adotadas ou emitidas sob a mesma e todas as regras/normas ou outras Leis que alterem, complementem, restabeleçam, consolidem ou substituam a regra/norma ou Lei mencionada;

(vi)       sempre que as palavras “incluir”, “inclui” ou “incluindo” (e termos análogos) forem utilizadas neste Acordo, presume-se que sejam seguidas das palavras “sem limitação”, e as palavras que seguem “incluir”, “inclui” ou “incluindo” não devem ser consideradas como uma lista exaustiva;

(vii)     sempre que o termo “melhores esforços” ou “esforços comercialmente razoáveis” for utilizado, tais esforços não incluirão qualquer obrigação de incorrer em despesas ou responsabilidades substanciais ou extraordinárias;

(viii)   as palavras “deste”, “a este”, “por meio deste”, “neste”, “nos termos deste” e palavras similares referem-se a este Acordo como um todo e não a qualquer disposição específica deste Acordo;

(ix)       referências a qualquer período de tempo referem-se ao número de dias corridos, salvo disposição expressa em contrário indicando que serão contados em Dias Úteis. Sempre que o término de um prazo recair em um dia que não seja um Dia Útil, o prazo será automaticamente prorrogado para o Dia Útil subsequente. As disposições do Artigo 132 do Código Civil Brasileiro regerão a contagem de prazos neste instrumento;

(x)         se qualquer pagamento for exigido ou outra ação (incluindo o envio de notificação) deva ser tomada, nos termos deste Acordo, em um dia que não seja um Dia Útil, tal ação ou pagamento será considerado realizado em conformidade com este Acordo se efetuado no Dia Útil subsequente; e

(xi)       este Acordo é o resultado de negociações entre as Partes, tendo sido revisado pelos advogados de todas as Partes, sendo, portanto, fruto do trabalho conjunto dessas pessoas. Assim, nenhuma disposição deste Acordo será interpretada contra qualquer Parte unicamente em razão da participação de tal Parte na elaboração deste Acordo.

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3.                  Representations and Warranties of Each Supporting Shareholder. Each Supporting Shareholder represents and warrants to each other Supporting Shareholder as follows:

(a)               As of the date hereof, it (i) is the beneficial owner of the number of common shares with voting rights issued by Azul (the “Common Stock”) set forth opposite such Supporting Shareholder’s name on Schedule 3(a)(i) annexed hereto, which include, for the avoidance of doubt, any such Common Stock held in trust or by family members for which such Supporting Shareholder is beneficial owner, (ii) is the beneficial owner of the number of preferred shares issued by Azul (the “Preferred Stock” and, together with the Common Stock, the “Stock”) set forth opposite such Supporting Shareholder’s name on Schedule 3(a)(i) annexed hereto, which include, for the avoidance of doubt, any such Preferred Stock held in trust or by family members for which such Supporting Shareholder is beneficial owner, and (iii) does not have any beneficial ownership interest in any other shares issued by Azul or any restricted stock, deferred stock units, options, or warrants to acquire Stock or any other right or security convertible into or exercisable or exchangeable for shares of Stock. None of such Supporting Shareholder’s Stock is subject to any pledge, option, or other encumbrance or lien, except as provided in Schedule 3(a)(iii) to this Agreement and except pursuant to the Existing Shareholders’ Agreement.

(b)               Except as otherwise expressly provided in this Agreement, from and after the date hereof, and for so long as this Agreement remains in effect in accordance with the terms hereof, such Supporting Shareholder has, and shall have, full power and authority to (i) make, enter into, and carry out the terms of this Agreement; and (ii) vote or, if and as applicable, consent on account of all of such Supporting Shareholder’s Stock in the manner set forth in this Agreement (including on Schedule A attached hereto) without the consent or approval of, or any other action on the part of, any other person or entity (including any governmental authority). Such Supporting Shareholder has not entered into any arrangement or agreement with any person limiting or affecting such Supporting Shareholder’s legal power, authority, or right to exercise the voting right in connection with the Stocks held by such Supporting Shareholder on any matter, except pursuant to the Existing Shareholders’ Agreement. This Agreement, its execution and the performance of its obligations by such Supporting Shareholder do not contravene, in any way, the Existing Shareholders’ Agreement. Pursuant to this Agreement, the Supporting Shareholders agree between themselves that the maximum number of seats the Company´s board of directors (the “Board of Directors”) at any given time shall be as provided in the Governance Conditions.

(c)               This Agreement has been duly and validly executed and delivered by such Supporting Shareholder and constitutes the valid and binding obligation of such Supporting Shareholder (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement on behalf of applicable Supporting Shareholder has full power and authority to enter into and perform the obligations under this Agreement.

(d)               The execution and delivery of this Agreement, and the performance by such Supporting Shareholder of the agreements and obligations, will not result in any breach or violation of or be in conflict with or constitute a default under its organizational documents, any term of any contract to or by which such Supporting Shareholder is a party or bound, or any law to which such Supporting Shareholder (or such Supporting Shareholder’s Stock) is subject or bound.

(e)               As of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the knowledge of such Supporting Shareholder, threatened in writing against such Supporting Shareholder at law or in equity by or before any governmental authority that could reasonably be expected to impair the ability of such Supporting Shareholder to promptly and fully perform such Supporting Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

3.                  Declarações e Garantias de cada Acionista Apoiador. Cada Acionista Apoiador declara e garante a cada outro Acionista Apoiador o que se segue:

(a)               Na data deste instrumento, (i) é o legítimo proprietário beneficiário do número de ações ordinárias com direito a voto de emissão da Azul (as “Ações Ordinárias”) indicado ao lado do nome de tal Acionista Apoiador no Anexo 3(a)(i) deste Acordo, o que inclui, para evitar dúvidas, quaisquer Ações Ordinárias detidas em custódia ou por membros da família em relação às quais tal Acionista Apoiador seja o beneficiário final, (ii) é o beneficiário final do número de ações preferenciais de emissão da Azul (as “Ações Preferenciais” e, em conjunto com as Ações Ordinárias, as “Ações”) indicado ao lado do nome de tal Acionista Apoiador no Anexo 3(a)(i) deste Acordo, o que inclui, para evitar dúvidas, quaisquer Ações Preferenciais detidas em custódia ou por membros da família em relação às quais tal Acionista Apoiador seja o beneficiário final, e (iii) não possui qualquer participação beneficiária em quaisquer outras ações de emissão da Azul ou em quaisquer ações restritas, deferred stock units, opções ou garantias para adquirir Ações ou qualquer outro direito ou título conversível, exercível ou permutável em Ações. Nenhuma das Ações de tal Acionista Apoiador está sujeita a qualquer penhor, opção ou outro ônus ou gravame, exceto conforme previsto no Anexo 3(a)(iii) deste Acordo e exceto nos termos do Acordo de Acionistas Existente.

(b)               Salvo disposição expressa em contrário neste Acordo, a partir da data deste instrumento, e enquanto este Acordo permanecer em vigor de acordo com seus termos, tal Acionista Apoiador possui, e continuará a possuir, plenos poderes e autoridade para (i) celebrar, executar e cumprir os termos deste Acordo; e (ii) votar ou, conforme aplicável, consentir em relação à totalidade das Ações de tal Acionista Apoiador na forma prevista neste Acordo (incluindo no Anexo A deste instrumento), sem necessidade de consentimento ou aprovação, ou qualquer outra ação por parte de, qualquer outra pessoa ou entidade (incluindo qualquer autoridade governamental). Tal Acionista Apoiador não celebrou qualquer acordo ou contrato com qualquer pessoa que limite ou afete seu poder, autoridade ou direito legal de exercer o direito de voto relativo às Ações de tal Acionistas Apoiador em qualquer assunto, exceto nos termos do Acordo de Acionistas Existente. Este Acordo, sua celebração e a execução de suas obrigações por tal Acionista Apoiador não contrariam, de qualquer maneira, o Acordo de Acionistas Existente. Nos termos do presente Acordo, os Acionistas Apoiadores concordam entre si que o número máximo de assentos do Conselho de Administração da Companhia (o “Conselho de Administração”), em qualquer momento, será o previsto nos Termos de Governança.

(c)               Este Acordo foi devida e validamente celebrado e entregue por tal Acionista Apoiador e constitui uma obrigação válida e vinculante de tal Acionista Apoiador (exceto na medida em que sua exigibilidade possa ser limitada por leis aplicáveis de falência, insolvência, reorganização ou outras leis semelhantes que afetem a execução de direitos dos credores em geral, ou por princípios equitativos gerais). Caso este Acordo tenha sido firmado na qualidade de representante ou agente fiduciário, a Pessoa que assina este Acordo em nome do respectivo Acionista Apoiador possui plenos poderes e autoridade para celebrar e cumprir as obrigações do presente Acordo.

(d)               A celebração e entrega deste Acordo, bem como o cumprimento dos acordos e obrigações por tal Acionista Apoiador, não resultarão em qualquer descumprimento, violação, conflito ou constituirá inadimplemento em relação aos seus documentos organizacionais, qualquer cláusula de contrato do qual tal Acionista Apoiador seja parte ou esteja vinculado, ou qualquer lei à qual tal Acionista Apoiador (ou as Ações de tal Acionista Apoiador) esteja sujeito ou vinculado.

(e)               Na data de assinatura deste Acordo, não há ações, processos ou procedimentos pendentes ou, de conhecimento de tal Acionista Apoiador, ameaçados por escrito contra tal Acionista Apoiador, de direito ou por equidade, por ou perante qualquer autoridade governamental que possa razoavelmente prejudicar a capacidade de tal Acionista Apoiador de cumprir pronta e integralmente as obrigações de tal Acionista Apoiador nos termos deste instrumento ou de consumar as transações aqui contempladas.

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4.                  Shareholders’ Meeting. Each Supporting Shareholder hereby agrees to attend and participate in, either in person or by duly appointed proxy, the applicable shareholders’ meetings of the Company, including any special meeting of holders of preferred shares issued by the Company (the “Shareholders’ Meeting”), which shall be noticed, scheduled, and held in accordance with the Governance Conditions set forth on Schedule A attached hereto, and, in its capacity as a holder of Stock:

(a)               to vote, with the totality of its Stock, as applicable (and/or, if and as applicable, provide its consent, and/or take any similar action), in favor of approving and taking the necessary corporate actions to implement the Governance Conditions set forth in Schedule A attached hereto, as applicable to their Stock, including any amendment to the Company’s bylaws and election of one or more members to the Board of Directors, including in the event of a multiple vote system or separate election, and to exercise their rights thereafter, including voting to implement the Governance Conditions. For the avoidance of doubt, in an election of members to the Board of Directors, even if those elections are carried out through the multiple vote system or include the election of one (1) or more members through a separate election, the Supporting Shareholders shall exercise the voting rights arising from the totality of its Shares in accordance with the provisions of the Brazilian Corporations Law so that the Appointed Directors are elected as set forth in the Governance Conditions so that the adoption of the multiple vote system or the separate election do not negatively affect the election of the Appointed Directors;

(b)               to vote, with the totality of its Stock, as applicable (and/or, if and as applicable, provide its consent, and/or take any similar action), against the removal of the Appointed Directors (as defined in the Governance Conditions attached hereto as Schedule A) or any other matter that may result in the removal, withdrawal or suspension of the Appointed Directors, except as otherwise provided for in the Governance Conditions;

(c)               to refrain from calling any Shareholders’ Meeting to resolve on matters that may frustrate, oppose or prevent the implementation of the Governance Conditions attached hereto as Schedule A, and if any such Shareholders’ Meeting is called by any other shareholder of the Company in relation to such matters, to exercise all rights arising from its Stock, as applicable, to vote against any such matters;

(d)               to refrain from directly or indirectly assigning (except as necessary to allow the beneficiaries of the Equitization Transaction to subscribe for the shares and/or other securities convertible into shares issued at the relevant Equitization Transaction) and/or exercising any such Supporting Shareholder’s preemptive rights to subscribe shares or other securities convertible into shares issued by Azul in connection with the Equitization Transactions, and agrees that it shall be deemed to have unconditionally and irrevocably waived, and hereby unconditionally and irrevocably waives, any portion of such Supporting Shareholder’s preemptive rights in the Equitization Transactions that is not assigned as authorized under this item.

For the avoidance of doubt, the restrictions and obligations in the foregoing Section 4 are independent obligations of each Supporting Shareholder.

4.                  Assembleia de Acionistas. Cada Acionista Apoiador concorda em comparecer e participar, pessoalmente ou por meio de procurador devidamente constituído, das assembleias gerais de acionistas aplicáveis da Companhia, incluindo qualquer assembleia especial de titulares de ações preferenciais da Companhia (a “Assembleia”), que serão convocadas, agendadas e realizadas de acordo com os Termos de Governança estabelecidas no Anexo A deste Acordo, e, na qualidade de titular de Ações:

(a)                 votar com a totalidade das suas Ações, conforme aplicável (e/ou, se aplicável, fornecer seu consentimento e/ou tomar qualquer ação similar) a favor da aprovação e da adoção das medidas societárias necessárias para implementar os Termos de Governança descritos no Anexo A deste Acordo, conforme aplicável às suas respectivas participações societárias, incluindo quaisquer alterações no Estatuto Social da Companhia e eleição de um ou mais membros do conselho de administração, incluindo em caso de eleição através do sistema de voto múltiplo ou com eleição em separado, e exercer seus direitos no mesmo sentido, incluindo votar para implementar os Termos de Governança. Para fins de esclarecimento, sempre que houver eleição de membros do Conselho de Administração e ainda que tais eleições ocorram através do sistema de voto múltiplo ou incluam eleição de 1 (um) ou mais membros através de eleição em separado, os Acionistas Apoiadores deverão exercer o direito de voto decorrente da totalidade das suas Ações de acordo com a Lei das Sociedades por Ações a fim de que os Conselheiros Nomeados sejam eleitos de acordo com os Termos de Governança, de forma que adoção do sistema de voto múltiplo ou adoção de eleição em separado não afetem negativamente a eleição dos Conselheiros Nomeados;

(b)               votar, com a totalidade de suas Ações, conforme aplicável, (e/ou, se e conforme aplicável, fornecer seu consentimento, e/ou tomar qualquer ação similar), contra a destituição dos Conselheiros Nomeados (conforme definido nos Termos de Governança constantes do Anexo A deste Acordo) ou qualquer outra deliberação que possa resultar na destituição, afastamento ou suspensão dos Conselheiros Nomeados, exceto conforme previsto nos Termos de Governança;

(c)               abster-se de convocar qualquer Assembleia para deliberar sobre matérias que possam frustrar, contrariar ou impedir a implementação dos Termos de Governança constantes do Anexo A deste Acordo, e se qualquer Assembleia for convocada por qualquer outro acionista da Companhia em relação a tais matérias, a exercer todos os direitos inerentes às suas Ações, conforme aplicável, para que tais matérias não sejam aprovadas;

(d)               abster-se de ceder (exceto na medida em que necessário para permitir que os beneficiários das Transações de Equity subscrevam as ações e/ou outros valores mobiliários conversíveis em ações emitidos na respectiva Transação de Equity) e/ou exercer, direta ou indiretamente, quaisquer direitos de preferência que tal Acionista Apoiador tenha para subscrever ações ou outros valores mobiliários conversíveis em ações emitidos pela Azul, diretamente relacionadas com as Transações de Equity, e concorda que será considerado como tendo renunciado, de forma incondicional e irrevogável, e por meio deste, renuncia, de forma incondicional e irrevogável, a quaisquer parcelas dos direitos de preferência que tal Acionista Apoiador tenha em relação às Transações de Equity e que não sejam cedidos conforme permitido nesse item.

Para evitar dúvidas, as restrições e obrigações previstas na Cláusula 4 são obrigações individuais e independentes de cada Acionista Apoiador.

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5.                  Covenants of each Supporting Shareholder.

(a)               Stock Subsequently Acquired. Notwithstanding anything to the contrary contained herein, this Agreement shall apply to all Stock that a Supporting Shareholder currently holds a right and power to vote and/or dispose of, or to direct the voting or disposition of (whether in its capacity as owner or otherwise), and all such Stock as to which a Supporting Shareholder may acquire from the date hereof a right and power to vote and/or dispose of, or to direct the voting or disposition of.

(b)               Disposition of Stock. Each Supporting Shareholder agrees, during the term of this Agreement, not to dispose of, or to direct the disposition of (whether in its capacity as owner or otherwise), any shares issued by Azul that each of them currently holds, or subsequently acquires, a right and power to vote and/or dispose of, or to direct the voting or disposition of (whether in its capacity as owner or otherwise), unless the acquirer agrees in written to become bound by the terms and conditions of this Agreement pursuant to a joinder agreement in the form of Schedule 5.

(c)               Further Assurances. Each Supporting Shareholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further corporate actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement in the best interests of the Company.

5.                  Avenças de cada Acionista Apoiador.

(a)               Ações Adquiridas Posteriormente. Sem prejuízo de qualquer disposição em contrário contida neste instrumento, este Acordo se aplicará a todas as Ações sobre as quais um Acionista Apoiador atualmente possua direito e poder de votar e/ou alienar, ou de instruir o voto ou alienação (seja na qualidade de proprietário ou de outra forma), bem como a todas as Ações sobre as quais um Acionista Apoiador venha, a partir da data deste instrumento, a adquirir direito e poder de votar e/ou alienar, ou de instruir o voto ou alienação.

(b)               Alienação de Ações. Cada Acionista Apoiador obriga-se a, durante a vigência deste Acordo, não alienar, ou instruir a alienação (seja na qualidade de proprietário ou de outra forma) de quaisquer ações de emissão da Azul de sua titularidade, que atualmente possua, ou venha a possuir, direito e poder de votar e/ou alienar, ou de instruir o voto ou alienação (seja na qualidade de proprietário ou de outra forma), a menos que o adquirente se vincule, por escrito, aos termos e condições deste Acordo, por meio do termo de adesão na forma do Anexo 5.

(c)               Garantias Adicionais. Cada Acionista Apoiador deverá celebrar e entregar, ou assegurar que sejam celebrados e entregues, quaisquer instrumentos adicionais, e deverá tomar as medidas societárias adicionais que a Companhia possa razoavelmente solicitar para realizar e promover o objeto deste Acordo no melhor interesse da Companhia.

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6.                  Other Obligations.

(a)               Each Supporting Shareholder, in its sole capacity as a shareholder of Azul, hereby agrees to carry out all actions as are necessary or appropriate, to support the implementation of the Governance Conditions, and to not take any action or fail to take any action intended to terminate this Agreement, other than in accordance with the terms of Section 14 hereof, or to otherwise delay or impede the implementation of the Governance Conditions set forth on Schedule A attached hereto.

(b)               Each Supporting Shareholder agrees that actions referred to in Section 4 and Section 6(a) shall include the exercise of all rights and remedies available to it that are necessary in order to fulfill the obligations set forth in such Sections, including, in each case, to the extent legally permissible and otherwise required to effectuate the actions referred to in this Agreement:

(i)           calling shareholders’ meetings pursuant to the Brazilian Corporations Law or the Company´s bylaws (if such Shareholders’ Meeting is not called by the Chairman of the Board of Directors);

(ii)         exercising voting rights in any such meetings;

(iii)       providing instructions to agents, representatives, attorneys and employees;

(iv)       revoking and granting proxy letters and powers of attorney;

(v)         concurrent with and/or following consummation of the Transactions, appointing new directors to the Board of Directors of the Company or any of its direct or indirect subsidiaries; and

(vi)       solely to the extent (y) required to implement the Governance Conditions and (z) legally permitted, exercising its voting powers as a shareholder to vote in favor of amending the Company’s bylaws in the form of Schedule 6 hereto attached.

(c)               Any Supporting Shareholder shall have the obligation to request the chairperson of a Shareholders’ Meeting to not consider or declare null and void a vote exercised in breach of a provision of this Agreement, as provided in Article 118, Paragraph 8 of the Brazilian Corporations Law. Any lack of attendance to a Shareholders’ Meeting or refusal to vote or abstention from voting that result in a breach of this Agreement from a Supporting Shareholders shall be subject to the provisions of Article 118, Paragraph 9 of the Brazilian Corporations Law, being the other Supporting Shareholders authorized and required to vote with the Stocks of such Supporting Shareholder.

(d)               The Parties acknowledge that David and certain employees, officers, and/or members of the Board of Directors of one or more Supporting Shareholders serve on the Company’s Board of Directors (each a “Shareholder Affiliated Director”). Nothing in this Agreement does or will limit, condition, or modify any Shareholder Affiliated Director’s exercise of his or her fiduciary obligations acting solely in his or her capacity as a director (and not as shareholder or otherwise) of the Company.

(e)               Notwithstanding item (d) above, the Company undertakes to present this Agreement to the members of its management, inform its management about the terms and conditions of this Agreement, and file this Agreement in its headquarters. The members of the Company’s management must acknowledge the provisions of this Agreement, including the Governance Conditions, without prejudice to the compliance with their fiduciary duties.

6.                  Outras Obrigações.

(a)               Cada Acionista Apoiador, exclusivamente na qualidade de acionista da Azul, concorda em realizar todas as ações necessárias ou apropriadas para apoiar a implementação dos Termos de Governança, e em não tomar qualquer medida ou deixar de tomar qualquer medida com o objetivo de rescindir este Acordo, exceto conforme permitido nos termos da Cláusula 14 deste Acordo, ou de qualquer outra forma atrasar ou impedir a implementação dos Termos de Governança estabelecidos no Anexo A deste Acordo.

(b)               Cada Acionista Apoiador concorda que as medidas mencionadas nas Cláusulas 4 e 6(a) deverão incluir o exercício de todos os direitos e recursos disponíveis que sejam necessários para cumprir as obrigações estabelecidas em tais Cláusulas, incluindo, em cada caso, na medida legalmente permitida e necessária para realizar as ações previstas neste Acordo:

(i)           convocar assembleias gerais de acionistas, nos termos da Lei das Sociedades por Ações ou do estatuto social da Companhia (se a referida Assembleia não for convocada pelo Presidente do Conselho de Administração da Companhia);

(ii)         exercer os direitos de voto em tais reuniões/assembleias;

(iii)       fornecer instruções a agentes, representantes, procuradores e funcionários;

(iv)       revogar e conceder instrumentos de procuração e poderes de representação;

(v)         simultaneamente e/ou após a consumação das Transações, nomear novos conselheiros para o Conselho de Administração da Companhia ou para qualquer de suas subsidiárias diretas ou indiretas; e

(vi)       exclusivamente na medida em que (y) seja necessário para implementar os Termos de Governança e (z) seja legalmente permitido, exercer seus poderes de voto como acionista para votar a favor da alteração do estatuto social da Azul na forma do Anexo 6 a este Acordo.

(c)               Todos os Acionistas Apoiadores terão a obrigação de solicitar ao presidente de uma Assembleia que não compute ou declare nulo e sem efeito um voto exercido em violação a uma disposição do presente Acordo, conforme disposto no Artigo 118, §8°, da Lei das Sociedades por Ações. Qualquer não comparecimento a uma Assembleia ou recusa de voto ou abstenção de voto em uma Assembleia que resulte no descumprimento do presente Acordo por parte de um Acionista Apoiador está sujeita ao disposto no Artigo 118, §9°, da Lei das Sociedades por Ações, ficando os demais Acionistas Apoiadores autorizados e obrigados a votar com as Ações do Acionista Apoiador em questão.

(d)               As Partes reconhecem que David e certos empregados, diretores e/ou membros do Conselho de Administração de um ou mais Acionistas Apoiadores atuam no Conselho de Administração da Companhia (cada um, um “Conselheiro Afiliado ao Acionista”). Nada neste Acordo limita, condiciona ou modifica o exercício das obrigações fiduciárias de qualquer Conselheiro Afiliado ao Acionista, agindo exclusivamente em sua capacidade de conselheiro (e não como acionista ou de outra forma) da Companhia.

(e)               Não obstante ao item (d) acima, a Companhia se obriga a dar ciência deste Acordo aos membros de sua administração, informá-los sobre os termos e condições deste Acordo e arquivá-lo em sua sede. Os administradores da Companhia deverão tomar ciência dos termos deste Acordo, incluindo os Termos de Governança, sem prejuízo do cumprimento de seus deveres fiduciários.

7.                  Governing Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of Brazil, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

7. Lei Aplicável e Jurisdição. O presente Acordo será interpretado e regido de acordo com as leis do Brasil, sem prejuízo de quaisquer disposições sobre conflitos de leis que possam exigir a aplicação da legislação de qualquer outra jurisdição.

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8.                  Conflict Resolution. All disputes arising from or connected to this Agreement and its Schedules, among others, which pertain to its validity, effectiveness, violation, interpretation, expiration, termination and its consequences, shall be resolved by arbitration, pursuant to the Arbitration Law, as amended, upon the conditions that follow.

(a)               The dispute shall be submitted to the International Chamber of Commerce (“Arbitration Center”) in accordance with its regulation (“Regulation”), effective as of the date of the request for initiation of arbitration. The arbitration shall be conducted in English.

(b)               The seat of the arbitration shall be the City of São Paulo, State of São Paulo, where the arbitral decision shall be rendered. The law applicable to the arbitration shall be the Brazilian law and the arbitrators are not authorized to rule based on equity, except for the settlement of the attorneys’ fees mentioned in Section 8(d) below.

(c)               The arbitral tribunal (“Arbitral Tribunal”) shall comprise three arbitrators, where the claimant(s), on one hand, shall appoint one arbitrator, and the respondent(s), on the other, appoint a second arbitrator, which, by common agreement and after consultation with the parties shall appoint the third arbitrator who shall act as President of the Arbitral Tribunal. If either party fails to appoint an arbitrator and/or two (2) arbitrators appointed by the Parties fail to appoint the third arbitrator within thirty (30) days from the date set forth for such action, the Arbitration Center shall be responsible for appointing the third arbitrator in the manner set forth in its Regulation.

(d)               The Parties agree that the Party upon which the adverse decision is imposed shall pay the fees and expenses incurred with the arbitrators and the Arbitration Center, in proportion to its losses, if otherwise not established in the arbitration decision. The Parties shall bear the costs and fees of their respective attorneys.

(e)               Each Party remains entitled to request to the competent court the legal measures aimed at obtaining precautionary approvals for protection or safeguarding of rights or as preparation prior to the establishment of the Arbitral Tribunal, such action not to be construed as a waiver of arbitration. After the constitution of the Arbitral Tribunal, such measures shall be directed to the Arbitral Tribunal.

(f)                Without prejudice to this arbitration agreement, the Parties elect the courts of the City of São Paulo, State of São Paulo, judicial district of the capital, as having exclusive jurisdiction for any judicial measures available under the Arbitration Law.

(g)               The decisions of the arbitration shall be final and binding, not requiring court approval nor admitting any appeal against the same, except for requests for correction and clarification before the Arbitral Tribunal, pursuant to Article 30 of the Arbitration Law and possible annulment action pursuant to Article 32 of Arbitration Law. According to Article 516 of the Brazilian Civil Procedure Code, the execution of the judgment shall take place in the judicial district it was processed (the City of São Paulo, State of São Paulo, pursuant to Section 8(b) above), the execution creditor being able to legally opt for the location where assets subject to expropriation are located or at the primary residence of the execution debtor. Each Party shall use its best efforts to ensure the expeditious and efficient completion of the arbitration proceedings.

(h)               Regardless of the nature of the dispute to be settled through arbitration, all Parties shall participate in it, either as a party (when the dispute directly involves it as claimant or counterclaimant), or as an interested third party (when it may be, in any way, directly or indirectly affected by decisions to be made in the course or at the end of the procedure). Likewise, the award shall be final and binding on all Parties, regardless of eventual refusal by any Party to participate in the arbitration procedure, either as a party or an interested third party.

(i)                 The arbitration shall be completed within the term of six (6) months, which may be extended upon justification by the Arbitral Tribunal.

(j)                 The arbitration shall be confidential.

(k)               For the avoidance of doubt, this arbitration agreement is valid, binding and enforceable in relation to the intervening parties or any other signatory of this Agreement and any amendment thereto, unless expressly provided otherwise.

8.                  Solução de Conflitos. Todos os litígios decorrentes do ou relacionados ao presente Acordo e seus anexos, entre outros, que se refiram à sua validade, vigência, violação, interpretação, expiração, rescisão e suas consequências, serão solucionados por meio de arbitragem, em conformidade com a Lei de Arbitragem e alterações posteriores, nas condições estipuladas a seguir.

(a)               O litígio será submetido à Câmara de Comércio Internacional (“Centro de Arbitragem”) em conformidade com seu regulamento (“Regulamento”), vigente na data do requerimento de instauração da arbitragem. A arbitragem será conduzida em idioma inglês.

(b)               A arbitragem terá sede na cidade de São Paulo, Estado de São Paulo, onde será proferida a sentença arbitral. A lei aplicável será a lei brasileira, sendo certo que os árbitros não estão autorizados a decidir com base na equidade, ressalvado o pagamento de honorários advocatícios mencionados na Cláusula 8(d) abaixo.

(c)               O tribunal arbitral (“Tribunal Arbitral”) será composto por três árbitros, onde o(s) requerente(s), de um lado, nomeará(ão) um árbitro, e o(s) requerido(s), de outro, nomeará(ão) um segundo árbitro, os quais de comum acordo, e após consulta às partes, nomearão o terceiro árbitro, o qual atuará como Presidente do Tribunal Arbitral. Se qualquer das partes deixar de nomear um árbitro e/ou os 2 (dois) árbitros nomeados pelas Partes deixarem de nomear o terceiro árbitro no prazo de 30 (trinta) dias a contar da data estipulada para a prática desse ato, o Centro de Arbitragem ficará responsável pela nomeação do terceiro árbitro na forma estabelecida em seu Regulamento.

(d)               As Partes pactuam que a Parte à qual a decisão desfavorável seja imposta deverá pagar os honorários e despesas incorridos com os árbitros e o Centro de Arbitragem, na proporção de sua sucumbência, caso não estabelecido de outro modo na sentença arbitral. As Partes arcarão com os custos e honorários de seus respectivos advogados.

(e)               Cada Parte continuará fazendo jus a postular perante o juízo competente medidas judiciais com vistas à obtenção de tutela provisória para proteção ou salvaguarda de direitos ou a título de preparação antes da constituição do Tribunal Arbitral, não sendo tal medida interpretada como renúncia a arbitragem. Após a instalação do Tribunal Arbitral, tais medidas serão submetidas ao Tribunal Arbitral.

(f)                Sem prejuízo desta cláusula arbitral, as Partes elegem o foro da Cidade de São Paulo, Estado de São Paulo, para eventuais demandas permitidas pela Lei de Arbitragem.

(g)               As sentenças arbitrais serão definitivas e vinculantes, não exigindo homologação judicial nem admitindo a interposição de nenhum recurso em face das mesmas, ressalvados pedidos de correção e esclarecimento perante o Tribunal Arbitral, em conformidade com o Artigo 30 da Lei de Arbitragem e eventual ação de nulidade em conformidade com o Artigo 32 da Lei de Arbitragem. De acordo com o Artigo 516 do Código de Processo Civil Brasileiro, o cumprimento da sentença efetuar-se-á perante o juízo cível competente (a Cidade de São Paulo, Estado de São Paulo, em conformidade com a Cláusula 8(b) acima), podendo o exequente optar pelo juízo do local onde se encontrarem os bens sujeitos à execução ou pelo juízo do principal domicílio do executado. Cada Parte envidará seus melhores esforços para assegurar a consumação célere e eficaz do procedimento arbitral.

(h)               Independentemente da natureza do litígio a ser dirimido por meio de arbitragem, todas as Partes participarão da arbitragem, quer na qualidade de parte (quando o litígio a envolver na qualidade de requerente ou requerida) ou na qualidade de terceiro interessado (quando porventura venha a ser, de qualquer modo, direta ou indiretamente afetada por decisões a serem tomadas no curso do procedimento ou no desfecho do mesmo). De igual modo, a sentença arbitral será definitiva e vinculante em relação a todas as Partes, independentemente de eventual recusa de qualquer Parte em participar do procedimento arbitral, quer na qualidade de parte quer na qualidade de terceiro interessado.

(i)                 A arbitragem será concluída no prazo de 6 (seis) meses, o qual poderá ser prorrogado mediante justificativa do Tribunal Arbitral.

(j)                 A arbitragem será confidencial.

(k)               Para fins de clareza, esta cláusula compromissória é válida, vinculante e oponível em relação a partes intervenientes-anuentes ou qualquer outro signatário deste Contrato e de seus eventuais aditivos, salvo disposição expressa em sentido contrário.

9. Specific Performance and Shareholders’ Agreement. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and a non-breaching Party may be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, without necessity of proving the inadequacy of money damages as a remedy, including an order of competent jurisdiction requiring any Party to promptly comply with any of its obligations hereunder; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy. The Parties further agree that this Agreement is considered a shareholders’ agreement for all legal purposes, including but not limited to (i) the disclosure obligations applicable to Azul as a Brazilian publicly-held company, and (ii) Article 118 of Brazilian Corporations Law that shall apply to this Agreement in full, so that each Party shall be entitled to the specific performance provisions set out therein.

9.                  Execução específica e Acordo de Acionistas. Fica entendido e acordado pelas Partes que os danos pecuniários podem ser um remédio insuficiente para qualquer violação deste Acordo por qualquer Parte, e uma Parte não infratora pode ter o direito de buscar a execução específica e medida cautelar ou outra medida equitativa como um remédio de tal violação, sem a necessidade de provar a inadequação dos danos pecuniários como remédio, incluindo uma ordem judicial válida exigindo que qualquer Parte cumpra prontamente qualquer uma de suas obrigações aqui estabelecidas; desde que, no entanto, cada Parte concorde em renunciar a qualquer requisito para a garantia ou colocação de uma fiança em conexão com tal remédio. As Partes acordam, ainda, que o presente Acordo é considerado um acordo de acionistas para todos os fins legais, incluindo, mas não se limitando (i) às obrigações de divulgação aplicáveis à Azul, na qualidade de companhia aberta no Brasil, e (ii) ao Artigo 118 da Lei das Sociedades por Ações, que será aplicado integralmente a este Acordo, de modo que cada Parte terá direito às disposições específicas de execução nele estabelecidas.

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10. Compliance with the Agreement. On the execution date of this Agreement, the Parties filed a copy of this Agreement and the respective signature pages at the Company’s headquarters, pursuant to Article 118 of the Brazilian Corporations Law. On the date hereof, the Company delivered to the Supporting Shareholders a notice of acknowledgment and confirmation of the filing of this Agreement in the Company´s headquarters, and thereby declared to have the knowledge of all the terms of this Agreement and of its obligation under Article 118 of Brazilian Corporations Law to observe such terms. The Company further undertook to take any and all action on its part required to be taken in accordance with this Agreement and to refrain from taking any action in violation of this Agreement.

10.              Cumprimento do Acordo. Na data de celebração deste Acordo, as Partes arquivaram uma cópia deste Acordo e as respectivas páginas de assinatura na sede da Companhia, conforme previsto no Artigo 118 da Lei das Sociedades por Ações. Na presente data, a Companhia entregou aos Acionistas Apoiadores uma notificação de concordância e confirmação do arquivamento deste Acordo na sede da Companhia, declarando, assim, ter pleno conhecimento de todos os termos deste Acordo e de sua obrigação, nos termos do Artigo 118 da Lei das Sociedades por Ações, de observar tais disposições. A Companhia também se comprometeu a tomar todas as medidas de sua competência exigidas de acordo com este Acordo e a abster-se de tomar qualquer medida que viole as disposições aqui previstas.

11.              Assignment; Successors. Except as provided in Section 5(b) (to the extent any such transfer referred to therein is deemed to constitute an assignment of this Agreement), this Agreement may not be assigned, in whole or in part, by any Supporting Shareholder without the prior written consent of the other Supporting Shareholders and the Designated Director(s). The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors.

11. Cessão; Sucessores. Exceto conforme previsto na Cláusula 5(b) (na medida em que qualquer transferência aqui mencionada seja considerada uma cessão deste Acordo), este Acordo não poderá ser cedido, total ou parcialmente, por qualquer Acionista Apoiador sem o consentimento prévio e por escrito dos demais Acionistas Apoiadores e pelo(s) Conselheiro(s) Designado(s). As disposições deste Acordo serão vinculantes e reverterão em benefício das Partes e de seus respectivos sucessores.

12.              Beneficiaries of this Agreement. The Parties acknowledge that the obligations undertaken by them under Sections 3, 4, 5 and 6 of this Agreement (“Obligations Under This Agreement”) were also set forth to the benefit of the holders of the Convertible Debentures, the First Out Notes and the Second Out Notes or, in case the Convertible Debentures, the First Out Notes and the Second Out Notes are no longer outstanding, to the benefit of the holders of the majority of the preferred shares issued by the Company (“Beneficiaries”), which are entitled to the benefits arising from the Obligations Under This Agreement with no need of any kind of consideration. Pursuant to Article 436, sole paragraph, of Brazilian Civil Code, the requirement, by any of the Beneficiaries, of the enforcement of any Obligation Under This Agreement will make the relevant Beneficiary subject to the terms and conditions of this Agreement.

12.              Beneficiários deste Acordo. As Partes declaram que as obrigações por elas assumidas nas Cláusulas 3, 4, 5 e 6 deste Acordo (“Obrigações Deste Acordo”) foram estipuladas também em favor dos credores detentores das Debêntures Conversíveis, das First Out Notes e das Second Out Notes ou, caso as Debêntures Conversíveis, as First Out Notes e as Second Out Notes deixem de estar em circulação no momento de oposição das Obrigações deste Acordo, em favor dos titulares da maioria das ações preferenciais de emissão da Companhia (“Beneficiários”), os quais farão jus aos benefícios decorrentes das Obrigações Deste Acordo, sem necessidade de qualquer tipo de contraprestação. Nos termos do art. 436, parágrafo único, do Código Civil Brasileiro, a exigência, por qualquer dos Beneficiários, de que seja dado cumprimento a alguma das Obrigações deste Acordo, sujeitará o respectivo Beneficiário integralmente aos termos e condições deste Acordo.

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13.              Notices. All notices and other communications provided for herein shall be in writing (email being sufficient), and shall be delivered to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)   if to the Company: Avenida Marcos Penteado de Ulhôa Rodrigues, No. 939, 8th Floor, Edifício Jatobá, Condomínio Castelo Branco Office Park, Tamboré, City of Barueri, State of São Paulo, Zip Code 06460-040, Attn: the Investor Relations Director and the General Counsel

with a copy to: (provided that receipt by such addressee is for information only and will not be considered for notification purposes)

(i)                Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn.: Timothy Graulich (email: timothy.graulich@davispolk.com); and

(ii)              Hogan Lovells US LLP, 390 Madison Avenue, New York, NY 10017, Attn: Jonathan Lewis (email: jonathan.lewis@hoganlovells.com ); and

(b)   if to a Supporting Shareholder, to such Supporting Shareholder’s address corresponding to the Supporting Shareholder’s name on Schedule 3(a)(i) annexed hereto.

In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the Parties agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with this Section 13.

13.              Notificações. Todas as notificações e outras comunicações previstas neste instrumento deverão ser feitas por escrito (sendo suficiente o envio de e-mail), e deverão ser entregues às Partes nos seguintes endereços (ou em outro endereço de uma Parte que venha a ser especificado por notificação semelhante):

(a)   se para a Companhia: Avenida Marcos Penteado de Ulhôa Rodrigues, nº 939, 8º Andar, Edifício Jatobá, Condomínio Castelo Branco Office Park, Bairro Tamboré, cidade de Barueri, Estado de São Paulo, na CEP 06460-040, Att.: o Diretor de Relações com Investidores e o Diretor Jurídico com cópia para: (observado que o recebimento por tal destinatário é apenas para fins informativos e não será considerado para fins de notificação)

(i)                 Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Att.: Timothy Graulich (e-mail: timothy.graulich@davispolk.com ); e

(ii)              Hogan Lovells US LLP, 390 Madison Avenue, New York, NY 10017, Att: Jonathan Lewis (e-mail: jonathan.lewis@hoganlovells.com ); e

(b)   se para um Acionista Apoiador, para o endereço do respectivo Acionista Apoiador, correspondente ao nome do Acionista Apoiador no Anexo 3(a)(i) deste Acordo.

Em qualquer ação ou procedimento entre quaisquer das Partes decorrente deste Acordo ou relacionado a ele ou a qualquer uma das transações aqui contempladas, cada uma das Partes concorda que a citação ou notificação a tal Parte em qualquer ação ou procedimento será eficaz se realizada em conformidade com esta Cláusula 13.

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14.              Agreement Term. This Agreement shall be effective from and after Effective Date until the date of the implementation of the Dual-Class Sunset Provision (which, for the avoidance of doubt, consists on the effective conversion of all outstanding preferred shares into common shares).

14.              Vigência do Acordo. Este Acordo terá eficácia a partir da Data de Vigência e permanecerá em vigor até a data da implementação da Cláusula de Limitação Temporal de Estrutura Dual de Classes (Dual-Class Sunset Provision) (que, para evitar dúvidas, consiste na efetiva conversão de todas as ações preferenciais em ações ordinárias).

15. Severability. Any invalidity, illegality, or unenforceability of any provision of this Agreement shall not invalidate or render illegal or unenforceable the remaining provisions hereof and shall not invalidate or render illegal or unenforceable such provision. If this Agreement continues in full force and effect as provided above, the Parties shall replace the invalid provision with a valid provision which reflects as far as possible the spirit and purpose of the invalid provision.

15.              Autonomia das Disposições. Qualquer invalidade, ilegalidade ou inexequibilidade de qualquer disposição deste Acordo não invalidará ou tornará ilegais ou inexequíveis as demais disposições deste instrumento e não invalidará ou tornará ilegal ou inexequível tal disposição. Se este Acordo continuar em pleno vigor conforme acima estabelecido, as Partes deverão substituir a disposição inválida por uma disposição válida que reflita, tanto quanto possível, o espírito e o propósito da disposição inválida.

16. Irrevocability and Irreversibility. The obligations herein are assumed by the Parties and the Company irrevocably and irreversibly.	16. Irrevogabilidade e Irreversibilidade. As obrigações assumidas pelas Partes e pela Companhia neste Acordo são irrevogáveis e irreversíveis.

17.              Entire Agreement. This Agreement together with its Schedules (including Schedule A and the Governance Provisions contained therein) shall constitute the entire agreement among the Parties relating to the subject matter of this Agreement at the date of this Agreement, and this Agreement cancels and supersedes any previous understanding between the Parties, whether verbal or written, in connection with the subject matter contemplated herein, provided that the terms of the Existing Shareholders' Agreement shall prevail in all other matters.

17. Acordo Integral. Este Acordo, juntamente com seus Anexos (incluindo o Anexo A e os Termos de Governança nele previstos), constitui o acordo integral entre as Partes em relação ao objeto deste Acordo na data de sua assinatura, cancelando e substituindo qualquer entendimento anterior entre as Partes, seja verbal ou escrito, relacionado ao objeto aqui contemplado, sendo certo que nas demais matérias prevalecerão os termos do Acordo de Acionistas Existente.
18. Amendment, Waiver. This Agreement may not be amended, and no provision hereof may be waived, except by an instrument in writing signed on by each of the Supporting Shareholders which expressly states its intention to amend this Agreement. The Supporting Shareholders hereby agree among themselves not to amend this Agreement without the consent of the Company and the Designated Director(s). No failure or delay by any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.	18. Alteração e Renúncia. Este Acordo não poderá ser alterado, nem qualquer de suas disposições poderá ser renunciada, exceto por meio de instrumento escrito assinado por cada um dos Acionistas Apoiadores que declare expressamente a intenção de alterar este Acordo. Os Acionistas Apoiadores concordam entre si em não alterar o presente Acordo sem o consentimento da Companhia e do(s) Conselheiro(s) Designado(s). Nenhuma falha ou atraso por qualquer Parte no exercício de qualquer direito, poder ou privilégio, nos termos deste Acordo, será interpretado como renúncia, nem qualquer exercício único ou parcial de tal direito, poder ou privilégio impedirá qualquer outro ou futuro exercício deste ou o exercício de qualquer outro direito, poder ou privilégio.

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19. Language. This Agreement, and all other documents related to this Agreement, including notices, Schedules, and authorizations, have been and will be drawn up in the English and Portuguese languages. In the event of conflict between the English and Portuguese versions, the English shall prevail.

19.              Linguagem. O presente Acordo, bem como todos os outros documentos relacionados a este Acordo, incluindo notificações, Anexos e autorizações, serão redigidos e celebrados em ambos os idiomas português e inglês. Havendo conflito entre as versões em português e inglês, a versão em inglês prevalecerá.

20.              Electronic Signatures. The parties acknowledge that this Agreement, in electronic or digital form, has the same validity as a physical document for all legal purposes; they acknowledge and declare that any one of the means listed below was chosen by mutual agreement of all parties as a means to prove the veracity, authenticity, integrity, and effectiveness of the instrument, giving it legal effect (without impairing its enforceability), as if it were a physical document: (i) the digital signature of this Agreement under the ICP-Brasil (Brazilian Public Key Infrastructure) standards, through the DocuSign, Certisign, or similar platform; or (ii) any form of evidence of the consent of the Parties or their legal representatives, regardless of the use of a digital signature or by a certification that does not comply with the ICP-Brazil standards, in accordance with paragraph 2, Article 10 of Provisional Presidential Decree No. 2200-2, of August 24, 2001. In addition, the Parties agree that: (a) even if this Agreement is electronically signed by any Party at a different location, this Agreement will be deemed as executed, for all purposes, in the city of São Paulo, state of São Paulo, as indicated below; and (b) the date of signature of this Agreement is, for all purposes and effects, the date indicated above, regardless of the date the last electronic signature was added to the Agreement.

20.              Assinatura Eletrônica. As Partes reconhecem que este Acordo tem plena validade e eficácia em formato eletrônico ou digital, sendo equiparado a documento físico para todos os efeitos legais, reconhecendo e declarando que qualquer um dos meios elencados a seguir é um meio escolhido de mútuo acordo por todas as Partes como aptos a comprovar a veracidade, autenticidade, integridade e eficácia do instrumento, e conferir-lhe pleno efeito legal (sem obstar ou prejudicar sua exequibilidade), como se documento físico fosse: (i) assinatura deste Acordo de forma digital nos padrões ICP-Brasil (Infraestrutura de Chaves Públicas Brasileira), via plataforma DocuSign, Certisign, ou plataforma similar; ou (ii) qualquer forma de comprovação de consentimento das Partes ou de seus representantes legais, ainda que seja estabelecida com assinatura eletrônica ou por certificação fora dos padrões ICP-Brasil, em conformidade com o §2º, do Artigo 10 da Medida Provisória nº 2.200-2, de 24 de agosto de 2001. Em complemento, as Partes ajustam que: (a) ainda que alguma das Partes venha a assinar eletronicamente este Acordo em local diverso, o local de celebração deste Acordo é, para todos os fins, a cidade de São Paulo, Estado de São Paulo, conforme abaixo indicado; e (b) será considerada a data de assinatura deste Acordo, para todos os fins e efeitos, a data indicada acima, não obstante a data em que a última das assinaturas eletrônicas for realizada.

IN WITNESS WHEREOF, the Parties and the Company execute this Agreement electronically, in the presence of the two (2) undersigned witnesses.

[The rest of this page has been intentionally left blank]

[signature page follows]

EM TESTEMUNHO DO QUE, as Partes e a Companhia celebram este Acordo de forma eletrônica, na presença de 2 (duas) testemunhas abaixo assinadas.

[O restante desta página foi deixado intencionalmente em branco]

[página de assinatura a seguir]

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[Signature Page 1/2 of the Shareholder Support Agreement of Azul S.A., entered into on January 28, 2025/ Página de Assinatura do Acordo de Apoio de Acionistas da Azul S.A., celebrado em 28 de janeiro de 2025]

Parties/Partes:

/s/ David Gary Neeleman
DAVID GARY NEELEMAN

SALEB II FOUNDER 1 LLC

/s/ David Gary Neeleman Name/Nome: David Gary Neeleman Position/Cargo: Administrador

TRIP PARTICIPAÇÕES S.A.

/s/ Renan Chieppe	/s/ Decio Luiz Chieppe
Name/Nome: Renan Chieppe Position/Cargo: Director	Name/Nome: Decio Luiz Chieppe Position/Cargo: Director

TRIP INVESTIMENTOS LTDA.
/s/ José Mário Caprioli dos Santos Name/Nome: José Mário Caprioli dos Santos Position/Cargo: Director

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[Signature Page 2/2 of the Shareholder Support Agreement of Azul S.A., entered into on January 28, 2025/ Página de Assinatura do Acordo de Apoio de Acionistas da Azul S.A., celebrado em 28 de janeiro de 2025]

RIO NOVO LOCAÇÕES LTDA.

/s/ Decio Luiz Chieppe	/s/ Ricardo Vaze Pinto
Name/Nome: Decio Luiz Chieppe Position/Cargo: Administrador	Name/Nome: Ricardo Vaze Pinto Position/Cargo: Administrador

Intervening party/ Interveniente Anuente:

AZUL S.A.
/s/ John Peter Rodgerson Name/Nome: John Peter Rodgerson Position/Cargo: Diretor Presidente

Witnesses/ Testemunhas:

/s/ Jennifer Ribeiro dos Santos Coelho	/s/ Geovani Diogo Jardim de Sousa
Name/Nome: Jennifer Ribeiro dos Santos Coelho	Name/Nome: Geovani Diogo Jardim de Sousa

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Schedule A/ Anexo A

Governance Conditions/ Termos de Governança

Governance Conditions	Termos de Governança

Reference is made to that certain support agreement (the “Shareholder Support Agreement”), for which these Governance Conditions are attached as Schedule A, made and entered into as of January 28, 2025, by and among each shareholder of Azul S.A. (“Azul” or the “Company”) identified on the signature pages thereto (collectively, the “Supporting Shareholders”) and, as intervening party, Azul. Capitalized terms used but not defined in this Schedule A shall have the meaning ascribed to such terms in the Shareholder Support Agreement.

The Transactions shall be subject to the following terms and conditions (collectively, the “Governance Conditions”):

É feita referência ao acordo de apoio (o “Acordo de Apoio de Acionistas”), para o qual estes Termos de Governança estão anexados como Anexo A, celebrado em 28 de janeiro de 2025, por e entre cada acionista da Azul S.A. (“Azul” ou “Companhia”) identificado nas páginas de assinatura deste Acordo (em conjunto, os “Acionistas Apoiadores”) e, como interveniente anuente, a Azul. Os termos iniciados em letras maiúsculas utilizados, mas não definidos neste Anexo A, terão os significados atribuídos no Acordo de Apoio de Acionistas.

As Transações estarão sujeitas aos seguintes termos e condições (em conjunto, os “Termos de Governança”):

Shareholder Meetings and Board Nominations

1.                  Azul shall call an extraordinary general meeting of its shareholders (the “Shareholder Extraordinary General Meeting”) to vote on the items described in this Schedule A within five (5) business days following the date upon which the Issuer issues US$525.0 million in the aggregate principal amount of Floating Rate Superpriority PIK Toggle Notes due 2030 (such date, the “Closing Date”).

Assembleias e Nomeações para o Conselho de Administração

1.                  A Azul deverá convocar uma assembleia geral extraordinária de acionistas (a “Assembleia Geral Extraordinária de Acionistas”) para deliberar sobre os itens descritos neste Anexo A, dentro de 5 (cinco) dias úteis após a data em que o Emissor emitir um total de US$ 525 milhões em valor principal agregado de Floating Rate Superpriority PIK Toggle Notes com vencimento em 2030 (essa data, a “Data de Fechamento”).

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2.                  On or prior to the Closing Date, the Supporting Noteholders will designate one independent director (the “Designated Director”) and one additional independent board observer to the board of directors of the Company (the “Designated Observer” and, together with the Designated Director and their respective successors appointed in accordance with the terms of this Schedule A, the “Appointed Directors”).

The appointment of the Designated Director to the board of directors of Azul (the “Board”) shall be approved by shareholder vote in accordance with the terms set forth below.

The appointment of the Designated Observer as an observer to meetings of the Board shall be approved by the Board, in a meeting to be called on the same date of the Shareholder Extraordinary General Meeting and held within two (2) days of the date of such call notice, in accordance with the terms set forth below.

The Designated Director and the Designated Observer each satisfy, as of the date hereof and on the date on which they take office, the director independence requirements of the NYSE, the B3, and applicable Brazilian law.

Any replacement of the Designated Director or Designated Observer, including in the event of removal, resignation, incapacity or death, will be determined by the Board according to the written instruction of one (1) or more of the Appointed Directors, provided that such successor shall comply with the independence requirements set forth in the paragraph above and the Specified Criteria (as defined below). In the event that both Appointed Directors are dead, incapacitated or otherwise fail to provide such written instruction within two (2) months from the removal, resignation, incapacity or death of the Designated Director or Designated Observer, as the case may be, then the applicable successors would be appointed by the Board with the assistance of a reputable executive search firm to identify prospective successors in accordance with the Specified Criteria.

“Specified Criteria” means, with respect to any appointed successor, such successor shall have appropriate industry and financial experience as determined by the existing Appointed Director(s) and, at the request of such existing Appointed Director(s), Azul shall engage a reputable executive search firm to assist in identifying prospective successors.

The Designated Director may only be removed from the Board of Directors for Cause, and the Designated Observer may only be removed, in each case, for Cause. As used herein, “Cause” means, with respect to an Appointed Director, (A) any effective decision from the Comissão de Valores Mobiliários – CVM or the Conselho de Recursos do Sistema Financeiro Nacional – CRSFN that prevents such Appointed Director from holding a management position in a listed company (companhia aberta) in Brazil; (B) any court or governmental authority decision that, in any manner, prevents such Appointed Directors from holding a management position in a listed company (companhia aberta) in Brazil; (C) any criminal conviction or conviction arising from the violation of any anti-corruption laws that result in the loss of the “unimpeachable reputation” requirement provided by Brazilian Corporations Law; (D) the approval by the General Meeting of shareholders to file a liability lawsuit against such Appointed Director under Article 158 of the Brazilian Corporations Law; or (E) the failure by such Appointed Director, at any time, to satisfy the director independence requirements of the NYSE, the B3 and applicable Brazilian law, unless such failure is capable of remedy and is remedied within one (1) month following written notice from Azul.

For so long as the Appointed Directors are members of the Board, Azul’s Statutory Audit Committee, ESG Committee, Compensation Committee, Ethics and Conduct Committee, and any other committee of the Board (including any committee created pursuant to Chapter V, Section I, Article 18 of the Amended Bylaws (as defined below)) shall each include not less than one (1) of the Appointed Directors.

Azul shall provide directors and officers’ insurance that is customary for companies incorporated in Brazil that are listed in Brazil and/or the United States and enter into customary indemnity agreements with the Appointed Directors, pursuant to Brazilian law and the applicable regulatory requirements.

2.                  Na Data de Fechamento ou antes dela, os Titulares de Notas Apoiadores designarão um conselheiro independente (o “Conselheiro Designado”) e um observador independente adicional para o conselho de administração da Companhia (o “Observador Designado” e, em conjunto com o Conselheiro Designado e seus respectivos sucessores nomeados de acordo com os termos deste Anexo A, os “Conselheiros Nomeados”).

A nomeação do Conselheiro Designado para o conselho de administração da Azul (o “Conselho”) deverá ser aprovada por voto dos acionistas de acordo com os termos estabelecidos abaixo.

A nomeação do Observador Designado como observador nas reuniões do Conselho deverá ser aprovada pelo Conselho em reunião a ser convocada na mesma data da Assembleia Geral Extraordinária de Acionistas e realizada em dois (2) dias contados da convocação, de acordo com os termos estabelecidos abaixo.

O Conselheiro Designado e o Observador Designado deverão a partir da presente data, inclusive na data em que assumirem seus cargos, atender aos requisitos de independência de conselheiros da NYSE, da B3 e da legislação brasileira aplicável.

Qualquer substituição do Conselheiro Designado ou do Observador Designado, inclusive em caso de destituição, renúncia, incapacidade ou morte, será determinada pelo Conselho de acordo com instrução por escrito de 1 (um) ou mais dos Conselheiros Nomeados, desde que tal sucessor cumpra com os critérios de independência estabelecidos no parágrafo acima e com o Critério Específico (conforme definido a seguir). Caso ambos os Conselheiros Nomeados tenham falecido, estejam incapacitados ou de outra forma não forneçam essa instrução por escrito dentro de 2 (dois) meses a partir da remoção, renúncia, incapacidade ou morte do Conselheiro Designado ou do Observador Designado, conforme o caso, então os sucessores aplicáveis serão nomeados pelo Conselho, com o auxílio de uma empresa de recrutamento de executivos de alta reputação, para identificar possíveis sucessores, de acordo com o Critério Específico.

“Critério Específico” significa, em relação a qualquer sucessor indicado, que tal sucessor deve ter experiência apropriada na indústria e em finanças conforme determinado pelo(s) Conselheiro(s) Nomeado(s) existente(s) e, caso requerido pelo(s) Conselheiro(s) Nomeado(s) Existente(s), a Azul deverá contratar uma empresa de seleção de executivos com reputação reconhecida para prestar assessoria na escolha dos potenciais sucessores.

O Conselheiro Designado somente poderá ser destituído do Conselho de Administração em um evento de Justa Causa, e o Observador Designado somente poderá ser destituído, em cada caso, por Justa Causa. Para os fins ora previstos, “Justa Causa” significa, em relação a um Conselheiro Nomeado (A) qualquer decisão já eficaz proferida pela Comissão de Valores Mobiliários – CVM ou do Conselho de Recursos do Sistema Financeiro Nacional – CRSFN que impeça o referido Conselheiro Designado de ocupar um cargo de administrador de companhias abertas no Brasil; (B) qualquer decisão judicial ou de autoridade governamental que, de qualquer forma, impeça o referido Conselheiro Designado de ocupar um cargo de administrador de companhias abertas no Brasil; (C) qualquer condenação criminal ou condenação decorrente de quaisquer leis anticorrupção que resulte na perda do requisito de “reputação ilibada” previsto na Lei das S.A.; (D) aprovação, pela Assembleia Geral da Companhia, do ajuizamento de ação de responsabilidade civil contra o referido Conselheiro Designado, na forma do artigo 158 da Lei das S.A.; ou (E) caso o Conselheiro Nomeado deixe de atender, a qualquer tempo, aos requisitos de independência estipulados pela NYSE, B3 ou pela legislação brasileira aplicável, exceto caso tal desenquadramento seja passível de correção e seja corrigido dentro de um (1) mês após o envio de notificação por escrito pela Azul.

Enquanto os Conselheiros Nomeados forem membros do Conselho de Administração, do Comitê de Auditoria Estatutário da Azul, do Conselho Fiscal, do Comitê de ESG, do Comitê de Remuneração, do Comitê de Ética e Conduta e qualquer outro comitê do Conselho (incluindo qualquer comitê criado de acordo com o Capítulo V, Seção I, Artigo 18 do Estatuto Social Alterado (conforme definido abaixo)) deverão incluir não menos que 1 (um) dos Conselheiros Nomeados.

Azul deverá fornecer seguro para conselheiros e diretores, como é de praxe para companhias brasileiras que sejam listadas no Brasil e/ou nos Estados Unidos, e firmar acordos de indenidade habituais com os Conselheiros Nomeados, de acordo com a legislação brasileira e as exigências regulatórias aplicáveis.

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3.                  The Shareholder Extraordinary General Meeting shall include resolutions to:

(a)   approve the amendment to Azul’s bylaws (the “Azul Bylaws”) to provide, among other amendments, that an additional observer can attend meetings of the Board;

(b)   approve the increase in the number of Board of Directors seats to thirteen (13) and the nomination of the Designed Director as a member of the Board of Directors, at which point shall comprise thirteen (13) members; and

(c)   approve the Management Incentive Plan (the “MIP”) in accordance with the Schedule 3(c) of these Governance Conditions and pursuant to Brazilian law, and the compensation of the management (Board of Directors and Executive Board of Officers) of Azul for the 2025 fiscal year, already reflecting the impact of the MIP.

The call notice for the Shareholder Extraordinary General Meeting shall be published within five (5) Business Days from the Closing Date, and such Shareholder Extraordinary General Meeting and the call notice shall indicate a date for such Shareholder Extraordinary General Meeting, on first call, that will occur no more than twenty-one (21) days after the publication of such call notice, or, if such day is not a business day, on the first business day following the 21-day period.

Failure to comply with this provision shall not be considered a default, if such failure results solely from (a) a Court decision postponing or suspending the Shareholder Extraordinary General Meeting or (b) a decision by the CVM postponing or suspending the calling period for the Shareholder Extraordinary General Meeting; provided, in each case, that Azul holds such Shareholder Extraordinary General Meeting as soon as reasonably possible in accordance with such decision.

On the same day of the Shareholder Extraordinary General Meeting, the new Board shall call a meeting to require and implement the composition of the committees, boards, councils, and other similar bodies of the Board and Azul as provided herein, which shall be held within 2 (two) days from the call notice.

3.                  A Assembleia Geral Extraordinária de Acionistas deverá incluir deliberações para:

(a)   aprovar a alteração ao estatuto social da Azul (o “Estatuto Social da Azul”) para prever que, dentre outras alterações, um observador adicional possa participar das reuniões do Conselho;

(b)   aprovar o aumento do número de assentos no Conselho de Administração para 13 (treze) e a indicação do Conselheiro Designado como membro do Conselho de Administração, de modo que o Conselho de Administração deverá ser composto por 13 (treze) membros; e

(c)   aprovar o Plano de Incentivo da Administração (o “MIP”), nos termos do Anexo 3(c) deste Termos de Governança e de acordo com a legislação brasileira, e aprovar a remuneração da administração (Conselho de Administração e Diretoria Executiva) da Azul para o exercício social de 2025, já refletindo o impacto do MIP.

O edital de convocação da Assembleia Geral Extraordinária de Acionistas deverá ser publicado em até 5 (cinco) Dias Úteis contados da Data de Fechamento, e a referida Assembleia Geral Extraordinária de Acionistas, e o edital de convocação deverão indicar uma data para a referida Assembleia Geral Extraordinária de Acionistas, em primeira convocação, que não seja superior a 21 (vinte e um) após a publicação do referido edital de convocação, ou, caso tal dia não seja um dia útil, no dia útil subsequente.

O descumprimento desta disposição não será considerado um inadimplemento, se tal descumprimento resultar exclusivamente de (a) uma decisão judicial que adie ou suspenda a Assembleia Geral Extraordinária de Acionistas ou (b) uma decisão da CVM que adie ou suspenda o período de convocação da Assembleia Geral Extraordinária de Acionistas; desde que, em cada caso, a Azul realize tal Assembleia Geral Extraordinária de Acionistas assim que razoavelmente possível de acordo com tal decisão.

No mesmo dia da Assembleia Geral Extraordinária de Acionistas, o novo Conselho deverá convocar uma reunião para requerer e implementar a composição dos comitês, diretorias, conselhos e outros órgãos similares do Conselho e da Azul, conforme previsto neste documento, a qual deverá ser realizada em até 2 (dois) dias contados da convocação.

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4.                  Azul’s first annual general meeting of shareholders following the Closing Date shall take place no later than April 30, 2025 (the “2025 AGM”). At the 2025 AGM, in addition to the matters required by Article 132 of the Brazilian Corporations Law and other matters occasionally addressed by the call notice to the 2025 AGM, Azul shall include resolutions to, among others, vote on and approve the following:

(a)         Reduction of the size of the Board of Directors from thirteen (13) members to nine (9) members; and

(b)         nominate and elect the Designated Observer to serve as a member of the Board (for the avoidance of doubt, such Designated Observer shall serve on the Board in addition to the Designated Director, such that both the Designated Observer and Designated Director shall be Board members, and references herein to the Appointed Directors included the Designated Observer in its capacity as an observer and, following its appointment as director to the Board, the “Appointed Directors”).

4.                  A primeira Assembleia Geral Ordinária da Azul após a Data de Fechamento deverá ocorrer até 30 de abril de 2025 (a “AGO de 2025”). Na AGO de 2025, em adição às matérias exigidas pelo Artigo 132 da Lei das Sociedades por Ações e outras matérias eventualmente incluídas no Edital de Convocação da AGO de 2025, a Azul incluirá deliberações para, dentre outras, votar e aprovar as seguintes matérias:

(a)          Reduzir o tamanho do Conselho de Administração de 13 (treze) membros para 9 (nove) membros; e

(b)         nomear e eleger o Observador Designado para atuar como membro do Conselho (para fins de esclarecimento, o Observador Designado deverá atuar no Conselho em adição ao Conselheiro Designado, de modo que tanto o Observador Designado quanto o Conselheiro Designado deverão ser membros do Conselho), e as referências neste documento aos Conselheiros Nomeados incluem o Observador Designado em sua capacidade de observador e, após a aprovação do voto do acionista, sua nomeação como diretor do Conselho, os “Conselheiros Nomeados”).

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Dual-Class Sunset Provision

5.                  Azul shall include resolutions for approval by Azul’s preferred and common shareholders in an extraordinary general meeting of its shareholders (the “Dual-Class Sunset Shareholder Extraordinary General Meeting”) and an extraordinary general meeting (assembleia especial) of its preferred shareholders (the “Preferred Shareholder Extraordinary General Meeting”) to amend the Azul’s Bylaws as follows:

(a)   to include a provision of a Dual-Class Sunset Provision and a Dual-Class Sunset Deadline (as defined in the Amended Bylaws) in accordance to the terms provided in Article 5th, Paragraphs 7th, 8th, 9 th (vi), 12 th, (iv), and in Article 55 of the Amended Bylaws.

(b)   To include a provision that shall rule, on a basis proportional to the value attributable to the stake held by each of the Supporting Shareholders, the conversion ratio in accordance to the Mandatory Conversion Ratio provided in Article 55, Paragraph 5th of the Amended Bylaws, and the Azul Bylaws as approved at such meetings of Azul’s shareholders shall reflect the Amended Bylaws.

For the avoidance of doubt, the Dual-Class Sunset Shareholder Extraordinary General Meeting and the Shareholder Extraordinary General Meeting are expected to be combined into a single shareholder extraordinary general meeting.

In the event that the Preferred Shareholder Extraordinary General Meeting is not held by the date of the 2025 AGM due to the absence of the required quorum, or if the Dual-Class Sunset Provision is not approved in such Preferred Shareholder Extraordinary General Meeting because it failed to obtain the necessary votes from holders of preferred shares (“Preferred Shares Approval”), the Company shall call additional extraordinary general meetings (assembleia especial) of its preferred shareholders from time to time and also at such times as reasonably requested in writing by one (1) or more of the Appointed Directors until the Preferred Shares Approval is obtained, and if the Preferred Shares Approval is scheduled to be obtained more than one year after the date of the Dual-Class Sunset Shareholder Extraordinary General Meeting, then Azul shall take all necessary measures to call and hold, in accordance with all applicable legal requirements, a further Dual-Class Sunset Shareholder Extraordinary General Meeting which shall include resolutions for approval by Azul’s common shareholders to amend the Azul Bylaws to include the Dual-Class Sunset Provision.

Cláusula de Limitação Temporal de Estrutura Dual de Classes

5.                  A Azul deverá incluir deliberações para aprovação pelos acionistas titulares de ações preferenciais e ordinárias de emissão da Azul em uma assembleia geral extraordinária (a “Assembleia Geral Extraordinária de Limitação Temporal de Estrutura Dual”) e em uma assembleia geral extraordinária especial de acionistas titulares de ações preferenciais (a “Assembleia Geral Extraordinária de Acionistas Preferenciais”) para alterar o Estatuto Social da Azul conforme abaixo:

(a)   incluir uma Cláusula de Limitação Temporal de Estrutura Dual de Classes e um Prazo da Limitação Temporal de Estrutura Dual (conforme definido no Estatuto Social Alterado) de acordo com os termos previstos no Artigo 5º, §§ 7º, 8°, 9º (vi) 12º, (iv), e no Artigo 55 do Estatuto Social Alterado; e

(b)   Incluir uma cláusula que regerá, de forma proporcional ao valor atribuível à participação acionária detida por cada um dos Acionistas Apoiadores, a razão de conversão de acordo com a Razão de Conversão Obrigatória prevista no Artigo 55, parágrafo 5º do Estatuto Social Alterado, e o Estatuto Social da Azul, conforme aprovado em tais assembleias de acionistas da Azul, deverá refletir o Estatuto Social Alterado.

Para evitar dúvidas, a Assembleia Geral Extraordinária de Limitação Temporal de Estrutura Dual e a Assembleia Geral Extraordinária de Acionistas podem ser combinadas em uma única assembleia geral extraordinária.

Caso a Assembleia Geral Extraordinária de Acionistas Preferenciais não seja realizada até a data da AGO de 2025 devido à ausência do quórum exigido, ou caso a Cláusula de Limitação Temporal de Estrutura Dual de Classes não seja aprovada em tal Assembleia Geral Extraordinária de Acionistas Preferenciais por não ter obtido os votos necessários de detentores de ações preferenciais (“Aprovação de Ações Preferenciais”), a Companhia deverá convocar assembleias gerais extraordinárias especiais adicionais de seus acionistas preferenciais de tempos em tempos e também nos momentos em que for razoavelmente solicitado por escrito por um (1) ou mais Conselheiro Nomeado até que a Companhia tenha obtido os votos necessários de detentores de ações preferenciais, e se a Aprovação de Ações Preferenciais estiver programada para ser obtida mais de um ano após a data da Assembleia Geral Extraordinária de Limitação Temporal de Estrutura Dual, a Azul deverá tomar todas as medidas necessárias para convocar e realizar, de acordo com todas as exigências legais aplicáveis, uma nova Assembleia Geral Extraordinária de Limitação Temporal de Estrutura Dual que deverá incluir deliberações para aprovação pelos acionistas detentores de ações ordinárias da Azul para alterar o Estatuto Social da Azul para incluir a Cláusula de Limitação Temporal de Estrutura Dual de Classes.

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6.                  Prior to the election of a new Board, together with (if in connection with a Business Combination (as defined below)) following the implementation of the single-class structure contemplated as part of the Dual-Class Sunset Provision, and so long as one (1) or both of the Appointed Directors are members of the Board of Directors the approval of at least one (1) of the Appointed Directors shall be required at any Board of Directors meeting involving the approval (i) of the following matters (to the extent that they require approval by the Board) or (ii) the submission of such matters the vote of the shareholders (the “Reserved Matters”), as applicable:

(a)   the entry into by Azul of a binding agreement for any Business Combination (as defined below) or other similar transaction;

(b)   to approve or propose to the General Meeting any issuance of any amount, or any changes to the rights, of common or preferred shares of Azul or securities convertible or exchangeable into shares of Azul (other than any share issuances currently contemplated by Azul in connection with the series of restructuring and recapitalizations announced by Azul on October 28, 2024, including the MIP, the Dual-Class Sunset Conversion Right and Lessor/OEM Equitization, and any issuance of shares to comply with the mandatory maximum limit of fifty percent (50%) of shares being non-voting or limited voting shares) (the “Restructuring Transactions”), but excluding, for the avoidance of doubt, a Qualifying Equity Raise;

(c)   to propose to the General Meeting any bylaw amendment that affects the rights of the shares of Azul, including the preferred and common shares and any securities convertible or exchangeable into shares of Azul;

(d)   to propose to the General Meeting any bylaw amendment that adversely affects the Governance Conditions;

(e)   interim or intermediate distribution of dividends or interest on net equity (juros sobre o capital próprio) in excess of Azul’s minimum mandatory dividend;

(f)    appointing a new independent auditor to Azul;

(g)   to propose to the General Meeting the creation of additional share-based incentive plans for the management (other than the MIP); and

(h)   any amendment, modification or waiver to the Shareholders’ Support Agreement or this Schedule A.

“Business Combination” means any business combination (whether through amalgamation, transformation, merger, merger of shares, acquisition, spin-off, or other forms of corporate reorganization or any business combination) between the Company and a company or business (including through subsidiaries) from the same industry that is, or was, listed or whose shares are, or were on December 17, 2024, publicly traded on any stock exchange in the United States of America or Brazil..

For avoidance of doubt, in no event shall (a) any Board meeting approve any of the Reserved Matters without the approval of at least one (1) of the Appointed Directors (so long as the Appointed Directors are members of the Board), or (b) any Reserved Matter be submitted to a vote of the shareholders of Azul without the approval of at least one (1) of the Appointed Directors (so long as one or both of the Appointed Directors are members of the Board) in a prior Board Meeting held to discuss calling such shareholders meeting.

6.                  Antes eleição de um novo Conselho por ocasião da (caso em virtude de uma Combinação de Negócios (conforme definido abaixo)) ou após a implementação da estrutura de classe única contemplada como parte da Cláusula de Limitação Temporal de Estrutura Dual de Classes, e enquanto os Conselheiros Nomeados forem membros do Conselho de Administração, será necessária a aprovação de pelo menos 1 (um) dos Conselheiros Nomeados será exigida em qualquer reunião do Conselho de Administração que envolva a aprovação (i) dos seguintes assuntos (na medida em que exijam aprovação do Conselho de Administração) ou (ii) da submissão de tais assuntos ao voto dos acionistas (as “Matérias Reservadas”), conforme aplicável:

(a) a celebração pela Azul de um acordo vinculante para qualquer Combinação de Negócios (conforme definido abaixo) ou outra transação similar;

(b) aprovação ou submissão para deliberação da Assembleia Geral sobre qualquer emissão de qualquer quantia, ou quaisquer alterações aos direitos, de ações ordinárias ou preferenciais da Azul ou valores mobiliários conversíveis ou permutáveis em ações da Azul (exceto quaisquer emissões de ações atualmente contempladas pela Azul em conexão com a série de reestruturações e recapitalizações anunciadas pela Azul em 28 de outubro de 2024, incluindo o MIP, o Direito de Conversão da Cláusula de Limitação Temporal de Estrutura Dual de Classes e a Equitização Lessor/OEM, e quaisquer emissões de ações para cumprir o limite máximo obrigatório de 50% (cinquenta por cento) das ações sendo sem direito a voto ou com direito a voto limitado) (as “Transações de Reestruturação”), mas excluindo, para evitar dúvidas, uma Qualifying Equity Raise;

(c) propor à Assembleia Geral qualquer alteração estatutária que afete os direitos das ações da Azul, incluindo as ações preferenciais e ordinárias e quaisquer valores mobiliários conversíveis ou permutáveis em ações da Azul;

(d) propor à Assembleia Geral qualquer alteração estatutária que afete negativamente os Termos de Governança;

(e) distribuição intermediária ou intercalar de dividendos ou juros sobre o capital próprio em excesso ao dividendo mínimo obrigatório da Azul;

(f)    nomeação de um novo auditor independente para a Azul;

(g)   propor à Assembleia Geral criação de planos adicionais de incentivo baseados em ações para a administração (que não o MIP); e

(h)   qualquer alteração, modificação ou renúncia ao Acordo de Apoio aos Acionistas ou a este Anexo A.

“Combinação de Negócios” significa qualquer combinação de negócios (seja através de fusão, transformação, incorporação, incorporação de ações, aquisição, cisão, ou outra forma de reorganização societária ou qualquer combinação de negócios) entre a Companhia e uma empresa ou negócio (incluindo por meio de subsidiárias) do mesmo setor e que sejam, ou tenham sido, listados ou cujas ações sejam, ou tenham sido, em 17 de dezembro de 2024, negociadas publicamente em qualquer bolsa de valores nos Estados Unidos da América ou no Brasil.

Para evitar dúvidas, em nenhuma hipótese (a) qualquer reunião do Conselho aprovará qualquer uma das Matérias Reservadas sem a aprovação de pelo menos 1 (um) dos Conselheiros Nomeados (desde que os Conselheiros Nomeados sejam membros do Conselho), ou (b) qualquer Matéria Reservada será submetida à votação dos acionistas da Azul sem a aprovação de pelo menos 1 (um) dos Conselheiros Nomeados (desde que um ou ambos os Conselheiros Nomeados sejam membros do Conselho) na reunião do conselho de administração realizada para deliberar sobre a convocação de tal assembleia geral.

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7.                  According to the provisions set forth in this Schedule A, after the Shareholder Extraordinary General Meeting, 2025 AGM, Dual-Class Sunset Shareholder Extraordinary General Meeting and Preferred Shareholder Extraordinary are held, the Amended Bylaws to be voted upon by the shareholders of Azul shall be valid and effective and reflect substantially the form attached hereto as Schedule 7 (“Amended Bylaws”), noted that with respect to matters that require approval at an Extraordinary General Meeting of Preferred Shareholders, the inclusion of such matters in the Company’s Bylaws after the 2025 EGM will be subject to approval by the majority of the preferred shares issued by the Company.

For the avoidance of doubt, nothing in this Schedule A and in the Agreement, shall prevent Azul from seeking to amend the Azul Bylaws in effect from time to time, and Azul and its shareholders shall be permitted to amend the Azul Bylaws in effect from time to time, in each case, except to the extent that any such amendment to the Azul Bylaws would be inconsistent with the provisions set forth in this Schedule A and in the Agreement.

7.       Nos termos deste Anexo A, após a realização da Assembleia Geral Extraordinária de Acionistas, da AGO de 2025, da Assembleia Geral Extraordinária de Limitação Temporal de Estrutura Dual e da Assembleia Geral Extraordinária de Acionistas Preferenciais, o Estatuto Social da Azul que será votado pelos acionistas da Azul deverá ser válido e eficaz e refletir substancialmente a forma aqui anexada como Anexo 7 (“Estatuto Social Alterado”), observado que, em relação às matérias que dependem de aprovação em Assembleia Geral Extraordinária de Acionistas Preferenciais, a inclusão de tais matérias no Estatuto Social da Companhia após a AGO de 2025 dependerá da aprovação pela maioria das ações preferenciais de emissão da Companhia.

Para evitar dúvidas, nada estabelecido neste Anexo A e no Acordo, impedirá que a Azul busque alterar, de tempos em tempos, o seu Estatuto Social em vigor, e a Azul e seus acionistas terão permissão para alterar o Estatuto Social da Azul em vigor de tempos em tempos, em cada caso, exceto na medida em que qualquer alteração ao Estatuto Social da Azul seja inconsistente com as disposições estabelecidas neste Anexo A e no Acordo.

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Schedule 3(c) of the Governance Conditions/ Anexo 3(c) dos Termos de Governança

Management Incentive Plan /Plano de Incentivo da Administração

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AZUL S.A.

Publicly Held Company

CNPJ/MF No. 09.305.994/0001-29

NIRE 35.300.361.130 – CVM 24112

STOCK OPTIONS PLAN

1.	PURPOSE OF THE PLAN

1.1.            This Stock Option Plan of Azul S.A (“Azul”) and its direct and indirect subsidiaries (jointly referred to as the “Company”) (“Plan”) is established in accordance with the applicable legal and regulatory provisions. Its purpose is to grant to selected officers, employees and other executives of the Company options to purchase preferred shares issued by Azul through two different mechanisms: (i) granting of options that vest solely based on continued service to the Company (except as provided in Section 8.1), aimed at retaining the Participant (as defined below) (“Options by Time”); and/or (ii) subject to the achievement of certain performance goals related to the total rate of return to the shareholders of Azul (“Options by Performance” and, together with the Options by Time, “Options”), in accordance with the terms and conditions set forth herein, with the objective to:

(i)	promote a greater alignment of interests between the Participants and the shareholders of Azul in the pursuit of sustainable growth of the Company business;

(ii)	strive to achieve the Company’s corporate goals and objectives;

(iii)	enhance the Company’s ability to attract, retain, and motivate participants, fostering a long-term commitment to the Company’s goal; and

(iv)	share the creation of value, as well as the risks associated in the Company’s business.

The Plan is included within the context of implementing the transactions related to the Company’s debt restructuring, aiming to strengthen the Company’s financial condition, cash flow generation and improve its capital structure, pursuant to the Material Facts disclosed by the Company on October 7 and 28, 2024, November 14, 2024, December 9 and 18, 2024, January 8 and 16, 2025 (“Restructuring”).

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2.	ELIGIBLE PARTICIPANTS

2.1.            The following participants are eligible to participate in the Plan (collectively, the “Participants”):

(i)	members of the Board of Directors of Azul (“Board of Directors”) who are not members of the Board of Officers of Azul, including the Chairman of the Board of Directors;

(ii)	members of the Board of Officers of Azul; and

(iii)	employees and other executives of the Company, as selected by the Board of Directors, with the assistance of the Remuneration Committee, subject to the provisions of Section 4.3. The Board of Directors, after the approval by the Remuneration Committee, may, at its discretion, grant individuals, including managers, elected or hired during the term of this Plan (including after the approval of each Program) the right to participate in this Plan and in the Programs already approved, upon their respective election or hiring.

2.2.            The Plan will be divided into one or more programs, subject to the Maximum Number of Shares (as defined below) set forth in the Plan (“Programs”). The Participants’ adherence to the Plan and its Programs requires the execution of an agreement between the Participant and the Company setting forth the applicable rules, terms and conditions applicable to the granting and the exercise of Options, that will be complied with by the Participant to be eligible for the benefits of the Plan and the respective Program (the “Grant Agreement”).

2.3.            No provision of this Plan, the Programs, or the respective Grant Agreements will entitle any of the Participants to remain in their position until the conclusion of their respective term, to be re-elected to their respective position, or to maintain their employment or executive with the Company, neither will it interfere in any way with the Company’s right to terminate, at any time, the term of office of the officer or the employment agreement of the employee or with the executive, as the case may be.

3.	SHARE GRANTING MODEL

3.1.            Subject to the compliance with the conditions set forth in this Plan, in the Programs, and in the respective Grant Agreements, the Options will be granted to the Participants as follows:

3.1.1.	Options by Time

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3.1.1.1.1.                  Three percent (3%) of the Share Capital of Azul on a Fully Diluted Basis may be granted to Participants (other than the Appointed Directors) as Options by Time within thirty (30) days from the date of the General Meeting for Approval of the Plan (as defined in Clause 10.1 of this Plan). Thirty one hundredths of one percent (0.3%) of the Share Capital of Azul on a Fully Diluted Basis will be granted to the Appointed Directors (as defined below) as Options by Time within thirty (30) days from the date of the General Meeting for Approval of the Plan (as defined in Clause 10.1 of this Plan).

3.1.1.1.2.                  For purposes of this Plan, “Appointed Directors” shall mean the two independent directors who will be appointed by the holders of (a) 11.930% Senior Secured First Out Notes due 2028 issued by Azul Secured Finance LLP (the “Issuer”), (b) 11.500% Senior Secured Second Out Notes due 2029 issued by the Issuer, (c) 10.875% Senior Secured Second Out Notes due 2030 issued by the Issuer, and (d) certain convertible debentures issued by Azul on October 6, 2020. Except as otherwise expressly set forth in this Plan, the Board of Directors, the Remuneration Committee, the Programs and the Grant Agreement shall not approve or grant a more favorable treatment to any of the Appointed Directors as compared to the remainder Directors that are Participants.

3.1.1.1.3.                  Vesting Period – Options by Time. The right to exercise the Options by Time by the Participant will be subject to a total vesting period of 3 (three) years starting from the date of the Grant Agreement with the Participant (“Vesting Period - Options by Time”), during which (except as provided in Section 8.1) the Participant must remain employed, serve on the Board of Directors, as an executive or have with his mandate in force, as the case requires, and the Participant, annually, at the end of each anniversary of the Grant Agreement's execution, will acquire the right to exercise 1/3 (one-third) of the total Options by Time, subject to the terms of the applicable grant, except as set forth in Section 3.2 below.

3.1.2.      Options by Performance

3.1.2.1.1.                  Two percent (2%) of the Share Capital of Azul on a Fully Diluted Basis may be granted to Participants (other than the Appointed Directors) as Options by Performance within thirty (30) days from the date of the General Meeting for Approval of the Plan (as defined in Clause 10.1 of this Plan). Two tenths of one percent (0.2%) of the Share Capital of Azul on a Fully Diluted Basis will be granted to the Appointed Directors as Options by Performance within thirty (30) days from the date of the General Meeting for Approval of the Plan (as defined in Clause 10.1 of this Plan).

3.1.2.1.2.                  The right to exercise the Options by Performance by the Participant is subject to the achievement of performance goal related to the total rate of return to the

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shareholders of Azul to be calculated as provided for in Section 3.1.2.1.3 below (“TSR Factor”). The confirmation of the achievement of the TSR Factor will be made by the Board of Directors after the express approval of the Remuneration Committee, at the end of the Vesting Period – Options by Performance (as defined below).

3.1.2.1.3.                  The calculation of the TSR Factor will be made by the Board of Directors after the express approval of the Remuneration Committee based on the result of the division (i) of the volume weighted average price (VWAP) of the preferred shares issued by Azul traded on the stock exchange market of B3 S.A. - Brasil, Bolsa, Balcão (“B3”) in the sixty (60) day period immediately preceding the end of the Vesting Period – Options by Performance by (ii) the amount corresponding to 85% (eighty five percent) (or 80% (eighty percent) for Options by Performance granted to Appointed Directors) of the volume weighted average price (VWAP) of the preferred shares issued by Azul traded on the B3 stock exchange in the thirty (30) day period commencing on January 8, 2025 (“Initial Value per Share”)

3.1.2.1.4.                  With due regard to Section 3.2 below, after the Vesting Period – Options by Performance, the number of Options by Performance that the Participant may exercise will be calculated based on the TSR Factor determined by the Board of Directors after the express approval of the Remuneration Committee in the manner provided for in the immediately preceding Section, provided that the Participant will only have the right to exercise the Options by Performance if the TSR Factor reaches or exceeds 1.5 (or 2.0, as applicable), in accordance with the charts below:

	TSR Factor
	From 1.5 (including) to 2.0 (excluding)	From 2.0 (including) to 2.5 (excluding)	Above 2.5 (including)
% of the Options by Performance granted to a Participant (other than a Appointed Director Participant) shall be entitled under the respective Grant Agreement(s)	33.33%	66.66%	100%

	TSR Factor
	From 2.0 (including) to 2.5 (excluding)	From 2.5 (including) to 3.0 (excluding)	Above 3.0 (including)
% of the Options by Performance granted to Appointed Director Participant shall be entitled under the respective Grant Agreement(s)	30.00%	60.00%	100%

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3.1.2.1.5.                  Vesting Period – Options by Performance. With due regard to Section 3.2 below, the right to exercise the Options by Performance by the Participant is subject to a total vesting period of 3 (three) years from the approval of the respective Program, and the number of Options by Performance that the Participant will effectively have the right to exercise will be determined by the Board of Directors, after the express approval of the Remuneration Committee, at the end of this period (“Vesting Period – Options by Performance” and, together with the Vesting Period – Options by Time, “Vesting Period”).

3.2.            US-resident Participants – 83(b) Election. For Participants that are resident in the United States of America and intend to exercise Section 83(b) of the Internal Revenue Code of the United States of America, the Board of Directors may, to the extent permitted by applicable law, grant Options by Time and/or Options by Performance that are exercisable immediately after the grant by the Director, in which case the shares acquired by the relevant Participant shall remain restricted and recorded in the share registry of the book keeping agent (agente escriturador) for (i) the Vesting Period – Options by Time, in respect of the shares issued in connection with the Options by Time and (ii) for the Vesting Period – Options by Performance, in respect of the shares issued in connection with the Options by Performance. The Company shall have the right to buy back such restricted shares in the event of termination of the relevant Participant before the relevant Vesting Period, with due regard to Section 8 below, for the same price per share paid by the Director for the acquisition of such restricted shares, subject to applicable law and regulations.

3.3.            Stock Ownership Guidelines. The Programs may provide that, in order to be entitled to the benefit, those Participants that are members of the senior management of Azul must, at the end of each Vesting Period, hold a minimum number of shares issued by Azul, to be determined by the Board of Directors, after express approval by the Remuneration Committee.

4.                  PROCEDURE FOR GRANTING OPTIONS

4.1.            Each Option entitles its holder the right to purchase and/or subscribe, as applicable, for one (1) share, strictly under the terms and conditions established in this Plan, in the Programs and the Grant Agreements.

4.2.            The grant of Options to Participants will be formalized through the execution of the respective Grant Agreement between the Company and each Participant.

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4.3.            For each Program, the Board of Directors, after the express approval by the Remuneration Committee, will, at its sole discretion, define the Participants and the number of shares that the Participant will have the right to purchase or subscribe upon exercise of the Options (subject to the Global Grant Limit, as defined below), the exercise price per share, the respective payment conditions, as well as other terms and conditions applicable, always in accordance with the provisions of this Plan, which shall be included in the respective Grant Agreements.

4.4.            The effective transfer of the Options to the Participant, as a result of the exercise of the Options, will only occur upon the fulfillment of the conditions set forth in this Plan, the Programs, and the Grant Agreements, so that the approval of the Programs or the execution of the Grant Agreements alone does not grant the Participant any rights over the granted shares subject to the Options, nor does it guarantee their receipt.

4.5.            No share will be granted to the Participant as a result of the exercise of the Options unless (i) under the terms of the respective Grant Agreement; and (ii) all legal, regulatory, and contractual requirements have been fully fulfilled.

4.6.            The granting of Options will not confer on Participants any rights as shareholders of Azul. The Participants will only be entitled to the rights conferred by the preferred shares issued by Azul after the effective transfer of the shares, in accordance with the provisions of the Brazilian Corporation Law, from the moment they effectively become shareholders of Azul, through the subscription or purchase of the shares resulting from the exercise of the Options to which they are entitled, as stipulated in this Plan, in the respective Program and in the Grant Agreement.

5.	SHARES INCLUDED IN THE PLAN

5.1.            Share Limit. The granting of Options must respect the maximum limit of 7.0% (seven percent) of the Share Capital of Azul on a Fully Diluted Basis (“Global Grant Limit”).

5.1.1.	For the purposes of this Plan, “Share Capital of Azul on a Fully Diluted Basis of Azul” means the sum of:

(i)	of all the shares that compose the share capital of Azul on the date of the General Meeting for Approval of the Plan;

(ii)	the maximum number of shares issuable by Azul under the Company´s incentive plans in force on the date of the General Meeting for Approval of the Plan;

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(iii)	the maximum number of shares that may be issued and that are issuable by Azul in connection with the Restructuring, including consent fees (but excluding for the avoidance of doubt, the Qualifying Equity Issuance (as defined in the indenture governing the 2L Notes)), including (“Restructuring Issuances”):

(a)	the preferred shares issued or issuable in the context of the capital increase to capitalize the credits of certain lessors and original equipment manufacturers (OEMs) pursuant to transactions contemplated by the Restructuring;

(b)	the preferred shares issued or issuable in the context of the conversion of debentures into shares in accordance with the terms of the Azul’s first issuance of convertible debentures (as originally issued on October 26, 2020, as amended from time to time);

(c)	the preferred shares issued or issuable due to the mandatory exchange of part of the 11.500% Senior Secured Second Out Notes due 2029 and the 10.875% Senior Secured Second Out Notes due 2030, in each case issued by Azul Secured Finance LLP and guaranteed by Azul and certain of its subsidiaries that were issued on January 28, 2025 (“2L Notes”);

(d)	the preferred shares issued or issuable upon the optional or mandatory exercise of the second out exchangeable notes to be issued by Azul Secured Finance LLP and guaranteed by Azul and certain of its subsidiaries (“2L Exchangeable Notes”), which 2L Exchangeable Notes are (a) issued due to the mandatory exchange of the 2L Notes or (b) issued in a maximum aggregate principal amount of US$25 million to an aircraft lessor; and

(e)	the preferred shares issued or issuable upon the exercise of the first out exchangeable notes to be issued by Azul Secured Finance LLP and guaranteed by Azul and certain of its subsidiaries due to the mandatory exchange of the 11.930% Senior Secured First Out Notes due 2028 issued by Azul Secured Finance LLP and guaranteed by Azul and certain of its subsidiaries that were issued on January 28, 2025 (the “1L Exchangeable Notes”);

(iv)	any common or preferred shares that may be issued by Azul from the date of General Meeting for Approval of the Plan, solely to the extent required by the implementation of the Restructuring, including the issuance of shares to comply with the mandatory maximum limit of fifty percent (50.0%) of shares being non-voting or limited voting shares) also due to the implementation of the Restructuring;

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(v)	any dilutions caused as a result of the implementation of the conversion of preferred shares to common shares under the terms of Article 55 of the proposed Bylaws attached to the indenture governing the 2L Notes to be adopted by the Company.

5.1.2.	For the purposes of calculation of the Share Capital of Azul on a Fully Diluted Basis, it will be assumed that all preferred shares will be converted into common shares under the terms of Article 55 of the proposed Bylaws attached to the indenture governing the 2L Notes to be adopted by the Company.

5.1.3.	Notwithstanding the Global Grant Limit, the maximum number of shares, subject to the Options and that can be granted to Participants under this Plan is 250,000,000 (two hundred and fifty million) preferred shares issued by Azul (“Maximum Number of Shares”).

5.1.4.	If, on the execution date of a Grant Agreement, the Maximum Number of Shares is higher than the number of shares corresponding to the Global Grant Limit (determined on the date of any Grant Agreement), the Company shall be authorized to grant a number of Options corresponding to a number of shares that complies with the Global Grant Limit. However, if, on the execution date of a Grant Agreement, the Maximum Number of Shares is lower than the number of shares corresponding to the Global Grant Limit (determined on the date of any Grant Agreement), the Company shall be authorized to seek the approval of an increase in the Maximum Number of Shares in a Company´s general meeting.

5.1.5.	For clarification, if any Option granted is not exercised within its exercise period or becomes extinct before the end of its exercise period, for any reason, such grant will not be considered for the purposes of reaching the Global Grant Limit, and the Company will be able to grant new Options, subject to the provisions of this Plan.

5.2.            Subject to the fulfillment of the conditions established in this Plan, in the Programs and in the corresponding Grant Agreements, and considering the Global Grant Limit, the shares subject to the Options will be granted as follows:

(i)	5.50% (five and a half percent) of Share Capital of Azul on a Fully Diluted Basis will be granted pursuant to Section 3, within thirty (30) days from the date of the General Meeting for Approval of the Plan (as defined in Clause 10.1 of this Plan);

(ii)	the remaining percentage of 1.50% (one and a half percent) of Share Capital of Azul on a Fully Diluted Basis may be granted at any time after the period of thirty (30) days from the date of the General Meeting for Approval of the Plan (as defined in

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Clause 10.1 of this Plan), in any percentage between Options by Time and Options by Performance, as approved by the Remuneration Committee and provided for in the respective Programs and pursuant to Section 4.3.

5.3.            In order to satisfy the exercise of the Options by the respective Participants, the Company may (i) issue new shares through a capital increase of the Company; and/or (ii) use shares of its issue held in treasury.

5.4.            The shareholders of Azul will not have pre-emptive rights in the granting of Options or in the subscription and/or purchase of shares resulting from the exercise of Options under this Plan, as permitted by Article 171, paragraph 3, of the Brazilian Corporation Law.

5.5.            The Board of Directors, after the express approval by the Remuneration Committee, will have full discretion to determine the number of shares subject to the Options to be granted under each Program, with no limit on the number of shares that may be granted in each Program, provided that the Global Grant Limit is observed.

5.6.            The individualized number of shares subject to each Option to be granted to each Participant will be determined by the Board of Directors, after the approval by and based on parameters to be established by the Remuneration Committee, considering, among other factors, the Participants' compensation value at the date of each Program.

6.	EXERCISE OF OPTIONS

6.1.            The exercise price of the Options will be equivalent to R$ [●] ([●]) per lot of [●] ([●]) shares (“Exercise Price”) and the respective payment will be made by the Participant to the Company, in cash, in local currency, on the exercise date, by means of an electronic transfer of immediately available funds to a current account held by the Company, to be duly informed to the Participant, unless otherwise determined by the Board of Directors for the respective Program.

6.2.            The Options will only be exercisable pursuant to Sections 3.1.1 and 3.1.2 of this Plan and the terms and conditions set forth in the respective Grant Agreements.

6.2.1.	The Participant that wishes to exercise his/her Option must sign and deliver to the Company a term of exercise of Options and pay the Exercise Price, as provided for in the respective Grant Agreement.

6.3.            Unless the Board of Directors determines, after the express approval of the Remuneration Committee, and publishes another date, the Company will have a period of up to thirty (30) days from the receipt of payment of the Exercise Price to issue or transfer the

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shares subject to the Option to the Participant, by signing the appropriate subscription form or share transfer agreement, as applicable.

6.3.1.	If, for reasons beyond the Company’s control or due to temporary restrictions on the transfer of Azul shares arising from legal or regulatory rules, the shares cannot be transferred to Participants within the timeframe described in the heading of Section 6.3, such period will be suspended for up to 30 (thirty) days or until the impediment ceases to exist, whichever occurs first. The timeframe shall resume once the suspension ends.

6.4.            Except as otherwise set forth in a Grant Agreement (including for any Participant subject to income taxation in the United States), once the right to exercise the Option has been acquired, the Participant may exercise it, in whole or in part, within 5 (five) years from the end of the respective Vesting Period provided for in the Grant Agreement for the totality of the Options granted that have vested.

6.5.            No Section of this Plan, of the Programs or of any Agreement will be interpreted as obligating the Company to hold a quantity of preferred shares issued by Azul exceeding the Global Grant Limit.

7.	PLAN ADMINISTRATION

7.1.            This Plan and its Programs will be administered by the Board of Directors, with the assistance of the Remuneration Committee, subject to the restrictions set forth in applicable law.

7.2.            Subject to the general conditions of this Plan, the guidelines established by Azul´s general meeting and the provisions of the Company's Bylaws, the Board of Directors shall have broad authority to take all necessary and appropriate measures for the administration of the Plan and its Programs, including: (i) amending or terminating the Programs or the Plan; (ii) approving Programs; (iii) approving eligible Participants and authorizing the granting of the Options under the terms and conditions defined in the respective Grant Agreements; (iv) establishing and amending the performance goals and conditions related to the Options by Performance; and (v) establishing the regulation applicable to omitted cases and resolving any related doubts, in each of subsections (i) through (v) hereof (after the approval by and based on parameters to be established by the Remuneration Committee).

7.3.            The approval of amendments or the termination of Programs or this Plan shall not prejudice the terms and conditions of Options by Time or Options by Performance that have granted pursuant to Grant Agreements executed with Participants at the time of such amendment or termination, except with prior consent of the applicable Participant.

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7.4.            Notwithstanding the provisions of Section 7.1, the Board of Directors shall not increase the Global Grant Limit or the Maximum Number of Shares without prior approval from Azul´s general meeting.

8.	TERMINATION, DEATH AND PERMANENT DISABILITY OF THE PARTICIPANT

8.1.            Termination Without Cause, Death, and Permanent Disability. If, before the completion of the respective Vesting Periods of the Options, any of the following events occur: (i) Termination (as defined below) of the Participant without cause; (ii) death of the Participant; or (iii) permanent disability of the Participant as recognized by applicable social security and similar laws and regulations, then the Board of Directors may provide, after the express approval by the Remuneration Committee, (1) except as otherwise set forth in the applicable Grant Agreement, the Vesting Periods for Options by Time shall continue to be exercisable in accordance with the previously-established Vesting Periods of the Options pursuant to Section 3.1.1 notwithstanding such Termination, death or recognition of disability, and (2) except as otherwise set forth in the applicable Grant Agreement, the Options by Performance shall continue to be exercisable in accordance with the previously-established performance criteria pursuant to Section 3.1.2 notwithstanding such Termination, death or recognition of disability. Any Options that do not vest and become exercisable in accordance with this Section 8.1 will automatically and fully forfeit, regardless of prior notice, on the date of Termination without any consideration or right to indemnification.

8.2.            Voluntary Termination and Termination for Cause. If, before the completion of the respective Vesting Periods of Options, any of the following events occur: (i) the Participant’s voluntary Termination (through resignation or relinquishment of their position in management, as applicable); and/or (ii) the Termination of the Participant at the Company´s initiative with cause, the Participant will automatically and fully forfeit, regardless of prior notice, all Options granted to it under its Grant Agreement(s), whether exercisable or not, on the date of Termination, without any consideration or right to indemnification.

8.3.            For the purposes of this Plan, “Termination” means any act or fact, whether justified or not, which terminates the Participant's legal relationship with the Company, with the exception of the provisions of the final part of this Section, including, among others, the cases of dismissal, replacement or non-re-election as a manager and termination of an employment or service agreement, as applicable to each Participant's legal relationship and for any reason whatsoever. The concept of Termination described in the initial part of this Section does not include the hypotheses of a change in the Participant's legal relationship with the Company, provided that, after such change, the Participant is still considered a director, executive or employee of the Company, under the terms set out in this Plan, and it is up to the Board of

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Directors, after the approval by the Remuneration Committee, to decide whether or not to maintain the Participant's status after such change.

9.	CHANGE OF CONTROL AND DISPOSAL OF ASSETS

9.1.            Upon the consummation of (i) a Change of Control (or Permitted Change of Control for Options granted to Appointed Directors); or (ii) the disposal of all or substantially all of the Company’s assets (“Disposal of Assets”), the Vesting Periods relating to all the Options granted under the Grant Agreements already executed when the respective event occurs with all Participants will be anticipated. Thus, the Options will become exercisable by the Participants on the same day as the liquidation of the Change of Control (or Permitted Change of Control for Options granted to Appointed Directors) or the Disposal of Assets; provided that the effective quantity of the (a) Options by Time that will become exercisable by the Participant will be the total amount of Options subject to the Options by Time provided for in each Participant's Grant Agreement(s); (b) Options by Performance that will become exercisable by the Participant will be determined based on the TSR Factor, in which case the TSR Factor will be approved by the Board of Directors, after the express calculation and approval by the Remuneration Committee, based on the result of the division (i) of the unit value attributed to the preferred shares issued by Azul in the Change of Control (or Permitted Change of Control for Options granted to Appointed Directors or in connection with the consummation of the Change of Control (or Permitted Change of Control for Options granted to Appointed Directors) or the Disposal of Assets by (ii) the Initial Value per Share.

9.2.            For the purposes of this Plan, “Change of Control” means:

(i)	at any time prior to a unification of the shares issued by Azul into a single class of common shares, if David Gary Neeleman (including through controlled companies) no longer holds, directly or indirectly, the majority of the common shares issued by Azul,

(ii)	with effect from the time that the shares issued by Azul have been unified into a single class of common shares, any person or group acquires beneficial ownership of a majority of the voting rights of Azul; and

(iii)	the consummation of (and not the entry into of an agreement for) a Business Combination (as defined below);

provided, however, that solely to the extent necessary to ensure that any Options granted pursuant to a Grant Agreement are not subject to any taxes and penalties imposed on any Participant under Section 409A of the United States Internal Revenue Code (the “Code”),

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“Change of Control” must also be a change in control event within the meaning of U.S. Treas. Reg. section 1.409A-3(i)(5).

9.2.1.	Notwithstanding the above, the Board of Directors, after the approval by the Remuneration Committee, may, at its discretion, extend the effects of Section 9.1 above to the Appointed Directors upon the occurrence of a “Permitted Change of Control” as defined in the indenture governing the 2L Notes.

9.3.            For the purposes of this Plan, “Business Combination” means a transaction, or series of related transactions, that cumulatively comply with the following conditions:

(i)	any merger, transformation, incorporation, merger of shares, acquisition, spin-off, or other form of corporate reorganization or any business combination (as defined in the accounting rules dealing with the matter), as well as any other transaction involving the Company that results in the transfer of all or substantially all of the assets of the Company or shares issued by Azul or that generates the discontinuation of its activities, whether as acquirer or acquiree;

(ii)	the company resulting from the transaction or series of transactions referred to in item (i) above has (or will have) its capital divided into a single class of common shares; and

(iii)	the transaction or series of transactions referred to in item (i) above:

(A)	has as the Company's counterparty a legal entity which:

i)	directly or through its subsidiary(ies), operates any of the activities listed in Article 4 of the Bylaws of Azul in force on the date hereof (with the exception of item (k)); and

ii)	on the execution date of the definitive agreement for the referred transaction or series of transactions, it is listed or has (or whose parent(s) or subsidiary(ies) are or have) any of its securities traded on any stock exchange in the United States of America or in the Federative Republic of Brazil or that, on December 17, 2024, was listed or had (or whose parent(s) or subsidiary(ies) were or had) any any of its securities traded on any of said stock exchanges; or

(B)	in which the legal entity resulting from such transaction or series of transactions:

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i)	directly or through its subsidiary(ies), operates any of the activities listed in Article 4 of the Bylaws of Azul in force on (with the exception of item (k)); and

ii)	on the execution date of the definitive agreement for the referred transaction or series of transactions, it listed or has (or whose parent(s) or subsidiary(ies) are or have) any of its securities traded on any stock exchange in the United States of America or in the Federative Republic of Brazil or that, on December 17, 2024, was listed or had (or whose parent(s) or subsidiary(ies) were or had) any of its securities traded on any of said stock exchanges.

10.	PLAN TERM

10.1.	This Plan will take effect upon its approval by Azul´s shareholders general meeting (“General Meeting for Approval of the Plan”) and shall remain in effect for an indefinite period, subject to termination at any time by approval of the Board of Directors, following approval of the Remuneration Committee. The rules established herein apply exclusively to this Plan and shall not extend to other compensation plans of the Company already in effect or that may be approved in the future.

10.2.	The granting of the Options to Participants under any of the Programs does not obligate the Company to provide such incentives in future Programs or in any similar format in subsequent years. The Company retains the prerogative to analyze and decide on the potential provision of similar incentives in future years.

11.	ADJUSTMENT IN THE NUMBER OF SHARES

11.1.        If the number of shares issued by Azul is increased or decreased due to stock dividends, splits, or reverse splits, appropriate adjustments will be made by the Remuneration Committee to the Global Grant Limit, the Maximum Number of Shares, the Exercise Price in the Programs and the Grant Agreements to reflect such changes in the number of shares subject to the Options granted.

12.	GENERAL PROVISIONS

12.1.        Execution of the respective Grant Agreements shall constitute the Participant’s express, irrevocable, and irreversible acceptance of all terms of the Plan.

12.2.        The rights and obligations arising from the Plan and the Grant Agreements are personal and non-transferable, and may not be assigned or transferred, in whole or in part, by any party,

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nor pledged as security for obligations, without the prior written consent of the other party, unless expressly provided for in the Plan.

12.3.        The Company’s abstention or failure to exercise any right, power, remedy, or privilege granted by law, the Plan, or the Grant Agreements, or any tolerance of delays in compliance by the Company, shall not constitute a waiver of such rights, powers, remedies, or privileges. The Company may, at its sole discretion, exercise such rights, powers, remedies, or privileges at any time, which are cumulative and not exclusive to those provided by law.

12.4.        Omissions, doubts, or disagreements that may arise will be resolved by the Board of Directors, with the assistance of the Remuneration Committee. In case of conflict, the provisions of Plan prevail over the Grant Agreement and the Program.

12.5.        The Company will withhold any and all taxes due in relation to any transaction or transfer involving the shares subject to the Options, as well as take any other measures it deems necessary for the faithful compliance by the Company and the Participants with the legislation applicable to this Plan and the Options.

***

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Schedule 7 / Anexo 7

Amended and Restated Bylaws / Estatuto Social Alterado e Consolidado

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English language free translation of Portuguese language original.

Portuguese language original prevails.

AZUL S.A.

Publicly-held Company

CNPJ/MF no. 09.305.994/0001-29

NIRE 35.300.361.130 – CVM 24112

BYLAWS

CHAPTER I

CORPORATE NAME, DURATION, REGISTERED OFFICE, PURPOSE AND JURISDICTION

Article 1 - Azul S.A. ("Company") is a company, governed by these Bylaws and the applicable legislation, in particular Brazilian Law No. 6404, dated December 15, 1976, and its subsequent amendments ("Brazilian Corporation Law") and by the Level 2 Corporate Governance Listing Regulations of B3 S.A. - Brasil, Bolsa, Balcão ("B3") ("Level 2 Regulations").

Paragraph 1 - With the admission of the Company to the special listing segment Level 2 Corporate Governance Listing Regulations of B3, the Company, its shareholders, managers and members of the Fiscal Council, if established, are subject to the provisions of the Level 2 Regulations.

Article 2 - The Company has an indefinite term of duration.

Article 3 - The Company's registered office and jurisdiction are located in the municipality of Barueri, State of São Paulo, at Avenida Marcos Penteado de Ulhôa Rodrigues, no. 939, 8º andar, Edifício Jatobá, Condomínio Castelo Branco Office Park, Bairro Tamboré, CEP 06460-040.

Sole Paragraph - By resolution of the Board of Directors, the Company may open or close branches, agencies, offices and representations and any other places of business necessary to conduct the Company's activities anywhere nationally or internationally.

Article 4 - The Company's corporate purpose is to hold direct or indirect stakes in other companies of any kind whose activities include: (a) the operation of scheduled and non-scheduled air transportation services for passengers, cargo or postal mail bags, both nationally and internationally, in accordance with licenses granted by the appropriate authorities; (b) the operation of ancillary air transportation service activities , including charter services for passengers, cargo and postal mail bags; (c) the provision of maintenance and repair services for aircraft, engines, parts and components, whether owned or third-party; (d) the provision of aircraft hangar services; (e) the provision of ground handling ramp and runway services, inflight catering supplies and aircraft cleaning; (f) the acquisition and leasing of aircraft and other related assets; (g) the development and management of its own or third-party customer loyalty programs; (h) the sale of award redemption rights under the customer loyalty program; (i) the operation of Travel and Tourism Agencies; (j) the development of other activities that are

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connected, incidental, ancillary or related to the above activities; and (k) holding interests in other companies.

CHAPTER II

SHARE CAPITAL AND SHARES

Article 5 - The Company's share capital, fully paid up in Brazilian currency, is R$2,315,627,892.68 (two billion, three hundred and fifteen million, six hundred and twenty-seven thousand, eight hundred and ninety-two reais and sixty-eight centavos), divided into 1,264,715,854 (one billion, two hundred and sixty-four million, seven hundred and fifteen thousand, eight hundred and fifty-four) registered shares, all without par value, of which: (i) 928,965,058 (nine hundred and twenty-eight million, nine hundred and sixty-five thousand and fifty-eight) common shares; and (ii) 335,750,796 (three hundred and thirty-five million, seven hundred and fifty thousand, seven hundred and ninety-six) preferred shares.

Paragraph 1 - All of the Company's shares are registered shares, with the option of being held in book-entry form, in which case they shall be held in deposit accounts opened in the name of their holders, at a financial institution duly authorized by the Brazilian Securities and Exchange Commission ("CVM"), and the shareholders may be charged fees as permitted under Paragraph 3 of Article 35 of the Brazilian Corporation Law.

Paragraph 2 - Each common share entitles its holder to one (1) vote in resolutions at General Shareholders' Meetings.

Paragraph 3 - Common shares are convertible into preferred shares, at the discretion of the respective holders of these shares, at a ratio of 75 (seventy-five) common shares for each preferred share, provided that they are fully paid and such conversion does not violate any legal requirements regarding the proportion of common and preferred shares.

Paragraph 4 - If a shareholder wishes to convert his/her common shares into preferred shares, the shareholder must send a signed written notice signed by the shareholder and addressed to the Company's Investor Relations Officer, specifying the number of common shares that the shareholder intends to convert. Upon receipt of the notice, the Company shall immediately notify the other shareholders holding common shares, by means of a notice addressed to each of them, giving them fifteen (15) days to exercise their right to convert the common shares they hold, also by means of a written notice signed by the shareholder and addressed to the Company's Investor Relations Officer, specifying the number of common shares the shareholder intends to convert.

Paragraph 5 - If the Company does not receive the notice within the specified period above, this shall be considered as a lack of interest by the shareholder in exercising the conversion right on the part of the respective shareholder.

Paragraph 6 - In the event that more than one shareholder expresses their intention to convert the common shares they hold into preferred shares, and the number of preferred shares requested for

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conversion when added to the number of preferred shares already issued, at the end of the period for exercising the conversion right, exceeds the maximum number of preferred shares that may be issued under Paragraph 2 of Article 15 of the Brazilian Corporation Law, the common shares shall be converted into preferred shares up to the maximum allowable number of preferred shares, in accordance with the aforementioned provision, and in proportion to the interest in common shares held by each shareholder in the Company at the end of the period for exercising the conversion right.

Paragraph 7 - Any change to the provisions of Paragraph 3 of this Article 5 or Article 55 below, relating to the ratio between common shares and preferred shares to be applied in the conversion provided for in the aforementioned paragraph and Article 55 below, shall depend on the prior approval of the holders of preferred shares at a special meeting, as established in Paragraph 1 of Article 136 of the Brazilian Corporation Law.

Paragraph 8 - In the event of a conversion of shares, pursuant to Paragraph 3 of this Article 5, or Article 55 below, the Company shall record the conversion in its records.

Paragraph 9 - Preferred shares confer on their holders the voting rights limited exclusively to the following matters:

(i)                 conversion, incorporation, merger, merger of shares or split-off of the Company;

(ii)               approval of contracts between the Company and the Controlling Shareholder, directly or through third parties, as well as other companies in which the Controlling Shareholder has an interest, requires a resolution at a Shareholders’ Meeting pursuant to applicable laws or the Company’s Bylaws;

(iii)             valuation of assets intended for the purposes of increasing the Company's share capital;

(iv)             selection of a specialized institution or company to determine the Company's Fair Market Value, pursuant to the Sole Paragraph of Article 46, of these Bylaws;

(v)               amendment or revocation of the provisions of these Bylaws that alter or modify any of the requirements set forth in Item 4.1 of the Level 2 Regulations, provided that this voting right shall remain in effect as long as the Level 2 Corporate Governance Participation Agreement (as defined in the Level 2 Regulations) remains in force;

(vi)             amendment or revocation of the provisions of these Bylaws that alter or modify any of the requirements set forth in this Paragraph 9, as well as in Paragraphs 10 to 12 of this Article 5, Articles 12 to 14 and Article 55 below;

(vii)           the total remuneration of the Company's managers, as provided in Paragraph 2 of Article 15, below; and

(viii)         amendment or revocation of the provisions of these Bylaws that alter or modify any of the requirements set forth in Paragraph 2 of Article 15, and Articles 29 to 32.

Paragraph 10 - Each of the matters listed in Items (i) to (vi) of Paragraph 9 of this Article 5 shall, for the purposes of these Bylaws and under the terms of this Paragraph 10, be considered "Special Matter(s)" and must be resolved in accordance with this Paragraph 10. The approval of the Special Matters provided for in Items (i) to (v) of Paragraph 9 of this Article 5 by the General Shareholders’ Meeting shall require prior approval at a Special Meeting, in accordance with Chapter IV of these Bylaws, if the Controlling Shareholder holds shares issued by the Company that together represent a Dividend Participation equal to or less than fifty percent (50%). The approval of the Special Matter

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provided for in Item "vi" of Paragraph 9 of this Article 5 by the General Shareholders’ Meeting shall always depend on prior approval at a Special Meeting

Paragraph 11 - The rights conferred in Articles (i) 4-A caput; (ii) 105; (iii) 123, Sole Paragraph, (c) and (d); (iv) 126, Paragraph 3; (v) 157, Paragraph 1; (vi) 159, Paragraph 4; (vii) 161, Paragraph 2; (viii) 163, Paragraph 6; (ix) 206, II, (b); and (x) 246, Paragraph 1, (a), all of the Brazilian Corporation Law, may be exercised by shareholders holding shares representing a percentage of Dividend Participation equal to the percentage of share capital or outstanding shares, as the case may be, provided for in such Articles of the Brazilian Corporation Law.

Paragraph 12 - The following preferences, advantages and characteristics are attributed to preferred shares issued by the Company:

(i)                 the right to receive dividends equal to seventy-five (75) times the amount paid for each common share;

(ii)               the right to participate in a public offering for the acquisition of shares resulting from the Sale of Control of the Company under the same conditions and at a price per share equal to seventy-five (75) times the price per common share paid to the Selling Controlling Shareholder;

(iii)       in the event of the Company's liquidation, priority in the repayment of capital on the common shares in an amount equivalent to the multiplication of the Company's share capital by the Dividend Participation to which the preferred shares issued by the Company are entitled. After the priority repayment of capital and the repayment of the capital of the common shares, the preferred shares will be entitled to repayment of amounts equivalent to multiplying the total of the remaining assets of the shareholders by the Dividend Participation to which the preferred shares are entitled. For clarification purposes, the amounts paid in priority to the preferred shares should be taken into account when calculating the total amount to be paid to the preferred shares in the event of the Company's liquidation; and

(iv)       automatic convertibility into common shares under the terms of Article 55 below.

Paragraph 13 - Shareholders have pre-emptive rights, in proportion to their respective holdings in the Company's share capital, in the subscription of shares, debentures convertible into shares or subscription warrants issued by the Company, under the terms of article 171 of the Brazilian Corporation Law and subject to the deadline set by the General Shareholders’ Meeting, which shall not be less than thirty (30) days.

Paragraph 14 - In the event of shareholder redemption, the amount to be paid by the Company, as reimbursement for the shares held by shareholders who have exercised their right of redemption, in circumstances authorized by the Brazilian Corporation Law, shall correspond to the Fair Market Value of such shares, to be determined in accordance with the valuation procedure accepted by the Brazilian Corporation Law, whenever such value is lower than the book value determined in accordance with Article 45 of the Brazilian Corporation Law.

Paragraph 15 - The issuance of founder’s shares by the Company is prohibited.

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Article 6 - The Company is hereby authorized, by resolution of the Board of Directors, to increase its share capital, regardless of amendment to these Bylaws, (i) in the total amount of R$ [●] ([●]), considering only the portion of capital increases carried out through the issuance of preferred shares or convertible debentures and/or other securities convertible into preferred shares, and (ii) until the number of common shares reaches [●] ([●]), regardless of the capital increases referred to in item (i) above and without the value attributed to the share capital as a result of the issue of such common shares being taken into account for the limit provided for therein. The Board of Directors shall establish the conditions of the issue, including the price and term of payment.

Paragraph 1 - The Company may, within the limits of its authorized capital and in accordance with a plan approved by the General Shareholders' Meeting, grant stock options to its officers and employees or to individuals who provide services to the Company or to companies under its Control.

Paragraph 2 - At the discretion of the Board of Directors, without pre-emptive rights or with a reduction in the period referred to in Paragraph 4 of Article 171 of the Brazilian Corporation Law, the Company may issues shares, debentures convertible into shares or subscription warrants, the issuance of which shall be made by sale on a stock exchange or by public offering, or by exchange for shares in a public offering for the acquisition of control, in accordance with applicable laws and within the limits of the authorized capital.

Article 7 - Any shareholder who acquires shares issued by the Company, even if they are already a shareholder or part of a Group of Shareholders (as defined in Article 54, Paragraph 2 of these Bylaws), is required to make the disclosures provided for in Article 12 of CVM Resolution No. 44, dated August 23, 2021, and any amendments thereto, when such disclosures are applicable. Without prejudice to other penalties provided for by law and CVM regulations, shareholders who fail to comply with this obligation may have their rights suspended, pursuant to Article 120 of the Brazilian Corporation Law and Article 11, Item "r", of these Bylaws, with the suspension ending upon fulfilment of the obligation.

CHAPTER III

GENERAL SHAREHOLDERS’ MEETINGS

Article 8 - The General Shareholders’ Meeting shall be held ordinarily once a year, within the first four (4) months following the end of each fiscal year, in order to discuss the following matters required by law and, exceptionally, whenever the Company's interests so require, win accordance with applicable laws and the provisions of these Bylaws, in the convening, conducting and deliberations of the meeting.

Sole Paragraph - General Shareholders’ Meetings shall be convened pursuant to article 124 of the Brazilian Corporation Law and shall be installed and chaired by the Chairman of the Board of Directors or, in his absence or impediment, by any member of the Board of Directors or, in their absence, by any officer of the Company present, chosen by the Shareholders. The Chairman of the General Shareholders’ Meeting shall appoint the secretary, who may or may not be a shareholder of the Company.

Article 9 - Except in the event of a qualified quorum as provided for by law, resolutions at the General

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Shareholders’ Meetings shall be passed by an absolute majority of votes, subject to the restrictions established in the Brazilian Corporation Law and these Bylaws.

Paragraph 1 - The minutes of the General Shareholders' Meeting shall be prepared, unless otherwise decided by the Chairman of the Meeting, in the form of a summary of the proceedings, including dissent and protests, containing a record of the resolutions taken and shall be published without the signatures of the shareholders, in compliance with the provisions of Paragraph 1 of Article 130 of the Brazilian Corporation Law.

Paragraph 2 - The General Shareholders' Meeting may only deliberate on matters included in the agenda set forth in the meeting notice, subject to the exceptions provided for in the Brazilian Corporation Law.

Article 10 - The shareholder may be represented at the General Shareholders' Meeting by a proxy appointed in accordance with Article 126 of the Brazilian Corporation Law within the preceding one (1) year, who may be a shareholder, an officer of the Company, a lawyer, a financial institution or an investment fund manager representing the joint owners, when applicable, and the shareholder must submit to the Company, at least forty-eight (48) hours prior to the respective meeting, a duly executed proxy instrument, in accordance with the law and these Bylaws. The shareholder or their legal representative must attend the General Shareholders’ Meeting with documents verifying their identity or proxy powers of representation, as applicable.

Sole Paragraph - Without prejudice to the above provisions, the proxy or legal representative who attends the General Shareholders’ Meeting with the documents referenced in the caput of this provision, until the meeting starts, may participate and vote, even if they have failed to present the documents beforehand.

Article 11 – It is the responsibility of the General Shareholders’ Meeting, in addition to other duties conferred upon it by law, and subject to the quorums provided for in these Bylaws and in the applicable legislation:

a) to receive the management’s financial statements for the last fiscal year;

b) to examine, discuss and vote on the financial statements, together with the opinion of the Fiscal Council, if established, and other documents, in accordance with the applicable regulations;

c) elect and remove members of the Board of Directors;

d) subject to the provisions of Article 5, Paragraph 9, Item "vii" of these Bylaws, to set the overall annual remuneration of the members of the Board of Directors and the Executive Board, as well as that of the members of the Fiscal Council, if established, provided that, in any case, the remuneration is consistent with the Company's annual business plans or budget;

e) to decide, in accordance with the proposal presented by management, on the allocation of net profit for the year and the distribution of dividends;

f) to amend the Bylaws, subject to the provisions of Article 5, Paragraph 9 and 10 of these Bylaws;

g) approve share-based incentive plans for its directors, officers and employees, as well as those of its subsidiaries, or for individuals who provide services to the Company or its subsidiaries;

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h) to deliberate on: (i) an increase in the share capital that exceeds the limit of the authorized capital, or a reduction thereof; and (ii) the valuation of assets intended for the payment of an increase in the Company's share capital, in compliance with the provisions of Article 5, Paragraph 9, Item "iii" of these Bylaws;

i) subject to the provisions of Article 5, Paragraph 9, Item "i" of these Bylaws, to approve a merger, split-off, conversion, merger, or merger of shares involving the Company, as well as the transfer of a substantial portion of the Company's assets that would result in the cessation of its activities;

j) to resolve on the issuance of shares or any other securities by the Company, determining the respective issue price and the number of shares or other securities, as the case may be, in compliance with the provisions of Article 6 of these Bylaws;

k) to resolve on the redemption, amortization, share split or reverse split of shares or any securities issued by the Company;

l) to resolve on the repurchase and/or trading by the Company of shares issued by the Company or derivatives referenced thereto, when any circumstances arise in which the effectiveness of such resolution is subject to prior approval of the General Shareholders’ Meeting, in accordance with regulations issued by the CVM;

m) to resolve on the judicial or extrajudicial reorganization of the Company or its bankruptcy petition;

n) to resolve on the dissolution or liquidation of the Company, or termination of its liquidation status, as well as electing the liquidator and the Fiscal Council that shall act during the liquidation period;

o) without prejudice to the provisions of Article 19, items “xxv” and “xxvi”, to resolve on the distribution of dividends exceeding the minimum mandatory dividend or the payment of interest on own share capital above what is provided for in the Company's annual business plans or budget;

p) in accordance with the provisions of Article 5, Paragraph 9, Item "iv" of these Bylaws, to select the specialized firm responsible for preparing the valuation report for the Company's shares, in the event of deregistration as a publicly-held company or delisting from Level 2, as provided for in Chapter VIII of these Bylaws, from among the firms indicated by the Board of Directors;

q) to resolve on any matter submitted to it by the Board of Directors;

r) without prejudice to the provisions of Article 19, XVII, resolve on the approval of contracts between the Company and the Controlling Shareholder, directly or through third parties, as well as other companies in which the Controlling Shareholder has an interest; and

s) to suspend shareholders' rights, as provided for in Article 120 of the Brazilian Corporation Law and these Bylaws, including under Article 1, Paragraph 3, and Article 7 of these Bylaws, with the shareholder(s) whose rights may be subject to suspension prohibited from voting in this resolution.

CHAPTER IV

SPECIAL MEETING

Article 12 - Pursuant to Paragraph 10 of Article 5 of these Bylaws, the approval of a Special Matter at a General Shareholders’ Meeting may require prior approval by the holders of preferred shares, convened in a special meeting ("Special Meeting").

Article 13 - The provisions set out in the Sole Paragraph of Article 8 of these Bylaws, in relation to convening, chairing and the appointment of secretaries, as well as the rules of representation set out in

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Article 10 and its Sole Paragraph concerning General Shareholders’ Meetings also apply to Special Meetings.

Article 14 - The Special Meeting shall be convened, on first call, with the presence of shareholders representing at least twenty-five percent (25%) of the preferred shares and, on second call, with the presence of shareholders representing any number of preferred shares, except as provided for in the Level 2 Regulations. Resolutions shall be passed by a majority of votes of the shareholders present, unless a different voting quorum is required by the Brazilian Corporation Law or the Level 2 Regulations. The minutes of the Special Meeting shall record the number of votes cast by shareholders entitled to vote for and against each resolution and shall reflect the total number of shareholders who voted for and against each resolution.

CHAPTER V

MANAGEMENT

Article 15 - The Company shall be managed by a Board of Directors and an Executive Board, in accordance with the duties and powers conferred by the applicable law and these Bylaws.

Paragraph 1 - The roles of Chairman of the Board of Directors and Chief Executive Officer or principal executive of the Company may not be held by the same individual, except in the event of a vacancy, in accordance with Item 5.4 of the Level 2 Regulations.

Paragraph 2 - The General Shareholders’ Meeting shall decide on the global remuneration of the Company's managers, subject to the provisions of Article 5, paragraph 9, Item "vii", and the Board of Directors shall be responsible for determining the individual remuneration of each member of the Board of Directors and the Executive Board.

Paragraph 3 - The investiture in management positions shall be made by signing the Term of Office, recorded in the appropriate register, within thirty (30) days following their appointment, and any guarantee for the exercise of their functions shall be waived.

Paragraph 4 - The investiture of the members of the Board of Directors and the Executive Board shall be subject to prior subscription of the Directors’ and Officers’ Consent Agreement, as required by the Level 2 Regulations, and in compliance with the applicable legal requirements.

Paragraph 5 - Managers shall remain in office until their successors take office, unless otherwise decided by the General Shareholders’ Meeting or the Board of Directors, as applicable.

Paragraph 6 - Subject to the provisions of these Bylaws and applicable laws, the management bodies shall meet with the presence of the majority of their respective members, and their resolutions shall be deemed valid by the vote of the majority of those present.

Section I

Board of Directors

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Article 16 - The Board of Directors is made up of a minimum of five (5) and a maximum of (14) members, whether or not they are shareholders of the Company, resident in Brazil or not, all elected and dismissed by the General Shareholders’ Meeting, with a unified term of office of two (2) years, re-election being permitted.

Paragraph 1 - At least two (2) or twenty percent (20%) of the members of the Board of Directors, whichever is greater, must be Independent Directors and expressly declared as such in the minutes of the General Shareholders’ Meeting at which they are elected, the Independent Director(s) shall also include those elected under the provisions of Article 141, Paragraphs 4 and 5 of the Brazilian Corporation Law, and as specified in Paragraph 3 of this Article 16 below.

Paragraph 2 - When, as a result of compliance with the percentage referred to in Paragraph 1 of this Article, a fractional number of Directors results, rounding will be carried out in accordance with the Level 2 Regulations.

Paragraph 3 - If for any reason a position for a permanent member of the Board of Directors becomes vacant, the remaining members of the Board of Directors shall elect a substitute member, who shall hold office on an interim basis until the next General Shareholders’ Meeting is held, at which a new member shall be elected and hold office for the remaining period until the end of the unified term of office. For the purposes of this paragraph, a vacancy shall occur in the event of removal from office, death, resignation, proven incapacity or disability.

Article 17 - Meetings of the Board of Directors shall be held ordinarily every quarter, but may be convened whenever necessary for corporate matters, upon call by the Chairman of the Board of Directors or by any two (2) other members of the Board of Directors jointly, by means of a written notice at least two (2) days in advance. The notice may be sent by any means permitted with acknowledgement of receipt, including e-mail, and shall specify the place, date and time of the meeting, as well as a summary of the agenda.

Paragraph 1 - Meetings of the Board of Directors may be held by videoconference or conference call. In this case, the Director participating remotely in the meeting must unequivocally express his vote verbally, with the option of submitting their vote in a letter or e-mail.

Paragraph 2 - In order to be duly called and to adopt valid resolutions, at least a majority of the members of the Board of Directors in office must be present at the meetings. In any event, a meeting of the Board of Directors shall be deemed to have been duly called when all its members in office have attended, regardless of whether the formalities for calling provided for in these Bylaws, have been complied with.

Paragraph 3 - Meetings of the Board of Directors shall be chaired by the Chairman of the Board of Directors and recorded by whomever they appoint as secretary. In the temporary absence of the Chairman of the Board of Directors, the meetings shall be chaired by the Vice-Chairman of the Board

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of Directors or by any Director chosen by a majority of the votes of the other members of the Board of Directors who, in this case, shall not have a casting vote.

Paragraph 4 - Officers and independent auditors may be invited to attend meetings of the Board of Directors in order to provide any clarifications that may be necessary. Third parties admitted by the Board of Directors to its meetings as "Observer(s)" shall also be allowed to attend, and will have all the rights and duties attributed to the other members of the Board, except the right to vote and to be counted in the quorum for the convening of meetings, such Observers shall be admitted to the meetings of the Board of Directors upon signing a confidentiality agreement.

Paragraph 5 - Decisions of the Board of Directors shall be taken by the affirmative vote of at least a majority of the members present at the meeting.

Paragraph 6 - The minutes of the meetings of the Board of Directors shall be recorded in the appropriate register and signed by all the Directors present. The minutes of meetings of the Company's Board of Directors that include resolutions intended to affect third parties must be filed with the public registry of corporations and published in accordance with Article 289 of the Brazilian Corporation Law.

Paragraph 7 - Members of the Board of Directors must have an unblemished reputation, and an individual who has or represents interests that conflict with those of the Company may not be elected, unless this is waived by the General Shareholders’ Meeting. Members of the Board of Directors may not exercise their voting rights if their interests conflict with those of the Company.

Paragraph 8 - Members of the Board of Directors may not have access to information or participate in meetings of the Board of Directors relating to matters in which they have or represent an interest that conflicts with that of the Company, and are expressly prohibited from exercising their voting rights on such matters.

Paragraph 9 - The Chairman and Vice-Chairman of the Board of Directors shall be chosen by the General Shareholders’ Meeting when the members of the Board of Directors are elected.

Paragraph 10 - In the deliberations of the Board of Directors, the Chairman of the Board (or their substitute for any of the reasons listed in Paragraph 11 and 12 of this Article 17), in addition to their own vote, shall have the casting vote in the event of a tied vote.

Paragraph 11 - The Chairman of the Board of Directors shall be temporarily replaced in their absence or inability by the Vice-Chairman or, if they are unavailable, by another Director appointed by the Chairman and, in the absence of an appointment, the replacement shall be selected by the other members of the Board of Directors.

Paragraph 12 - In the event of a vacancy in the position of Chairman of the Board of Directors, the Vice-Chairman shall assume the role and remain in office until the Board chooses a new Chairman, with the replacement holding office for the remainder of the term.

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Paragraph 13 - Members of the Board of Directors may not be abstain from performing their duties for more than thirty (30) consecutive calendar days, under penalty of loss of their mandate, except in the case of leave granted by the Board of Directors itself.

Article 18 - The Board of Directors may establish Committees, composed of individuals appointed by the Board from among members of the management and/or other individuals who are not, to advise the Board in the performance of its activities. The scope, composition and functioning of each Committee shall be determined by the Board of Directors in the resolution approving its establishment.

Article 19 - In addition to the matters listed in Article 142 of the Brazilian Corporation Law and other provisions of these Bylaws, the Board of Directors shall have the following responsibilities:

I.	to approve the annual and multi-annual budget, business plan, strategic plans and expansion projects;
II.	to approve the acquisition, sale, transfer or encumbrance of assets of the Company's permanent assets and the granting of guarantees in amounts exceeding three percent (3%) of the net revenue stated in the Company's consolidated financial statements for the last fiscal year, when these transactions fall outside the common course of business for a company operating in the Company's sector, subject to the provisions of Article 32;
III.	to resolve on the issuance of shares or any other securities by the Company, including the determination of the respective issue price and the quantity of shares or other securities, when such resolution falls within the authority of the Board of Directors pursuant to the applicable law;
IV.	to authorize the Company to provide guarantees for third party liabilities in amounts exceeding three percent (3%) of the net revenue stated in the Company's consolidated financial statements for the last fiscal year, except for guarantees of the type incurred by companies in the sector in which the Company operates, in the ordinary course of its business;
V.	convene the Company's General Shareholders’ Meeting;
VI.	to grant stock options and restricted shares to the directors, officers and employees of the Company or its subsidiaries, with no pre-emptive rights for shareholders, in accordance with plans approved at the General Shareholders’ Meeting;
VII.	authorize the issuance of shares of the Company, within the limits authorized in Article 6 of these Bylaws, determining the conditions of issuance, including price and payment terms, and may also exclude (or reduce the term for) the exercise of pre-emptive rights in the issuance of shares, subscription warrants and convertible debentures, provided the placement of which is made by sale on the stock exchange or by public offering, or in a public offering for the acquisition of control, in accordance with the applicable law;
VIII.	to select and replace the Independent Auditors, and the external auditing firm will provide information for the Board of Directors, upon the request of the Board of Directors and within the limits of its responsibilities, and the Board of Directors may request clarification whenever it deems it necessary;
IX.	to establish the overall direction of the Company's business, including the determination of business objectives and strategies to be achieved by the Company, ensuring their proper implementation;

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X.	to appoint and remove the Company's officers, determine their functions, and designate the Investor Relations Officer;
XI.	to oversee the management of the Directors, examine the Company's books and records at any time, and request information on contracts executed or to be executed as well as any other actions;
XII.	to provide its opinion on the management report and the accounts of the Executive Board, and to decide on their submission to the General Shareholders’ Meeting;
XIII.	to evaluate the quarterly operating results of the Company;
XIV.	to provide its prior opinion on any proposal to be submitted to the General Shareholders’ Meeting;
XV.	approve the negotiation, assignment, transfer or disposal of any intangible assets;
XVI.	to approve the creation of encumbrances of any nature, whether real or personal, on the Company's fixed assets, in amounts exceeding three percent (3%) of the net revenue stated in the Company's consolidated financial statements for the last fiscal year, except in cases of judicial lien, attachment or sequestration;
XVII.	to approve the Related Party Transactions Policy as well as carrying out any transactions involving Related Parties which, pursuant to the Company's Related Party Transactions Policy, require its approval;
XVIII.	to approve the incurrence of financial liabilities not included in the annual plan or budget of the Company or its Subsidiaries and whose amounts exceed three percent (3%) of the net revenue stated in the Company's consolidated financial statements for the last fiscal year, subject to the provisions of Article 32;
XIX.	to decide on the issuance of non-convertible debentures, as well as on the issuance of commercial papers and subscription warrants;
XX.	to define a shortlist of three firms specialized in the economic valuation of companies for the preparation of a valuation report on the Company's shares, in the event of a public tender offer for the cancellation of the Company’s registration as a publicly-held company or its delisting from Level 2;
XXI.	to authorize the Company's Executive Board to file for bankruptcy, judicial or extrajudicial reorganization of the Company following approval by the General Shareholders’ Meeting;
XXII.	to resolve on any financial restructuring directly or indirectly involving the Company or its Subsidiaries;
XXIII.	to approve the Company's Code of Ethics and Conduct;
XXIV.	to resolve on any matter submitted to it by the Executive Board;
XXV.	to resolve on the distribution of dividends above the minimum mandatory dividend and decide on the distribution of interim or intermediate dividends, under the terms of Article 35, paragraph 3, of these Bylaws, even if they exceed the amount established for the Company's minimum mandatory dividend dividend;
XXVI.	to decide on the distribution of interest on equity, pursuant to Article 36 of these Bylaws, even if it exceeds the amount established for the Company's minimum mandatory dividend these Bylaws, even if it exceeds the amount contemplated in the Company's annual business plans or budget;
XXVII.	to resolve on the signing of binding agreements (including, but not limited to, memorandum of understanding, letter of intent and term of agreement) for the Business Combination or any

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other similar transaction by the Company;

XXVIII.	to issue a favorable or unfavorable opinion on any public tender offer for the acquisition of shares issued by the Company, by means of a prior reasoned opinion statement, published within fifteen (15) days of the publication of the public tender offer for the acquisition of shares, addressing, at a minimum: (i) the price offered in the tender offer; (ii) the suitability and timing of the tender offer in relation to the interests of the shareholders as a whole, including in relation to the liquidity of the securities held by them; (iii) the impact of the tender offer on the interests of the Company; (iv) the strategic plans disclosed by the bidder in relation to the Company; (v) a summary of any material changes in the Company's financial position since the date of the last financial statements or quarterly reports disclosed to the market; (vi) other material factors to the shareholder's decision; (vii) any other points that the Board of Directors deems pertinent, as well as the information required by the applicable CVM regulations;
XXIX.	supervise and ensure the Company's compliance with the terms and conditions of the instruments entered into by the Company and its affiliates in relation to the transactions necessary for the restructuring of the Company's debts, as established and outlined in the terms of the Transaction Support Agreement entered into, on October 27, 2024, with the holders of secured notes maturing in 2028, 2029 and 2030, and of the Company’s first series of convertible (Supporting Creditors), including, but not limited to, the instruments, indentures and collateral agreements directly or indirectly related to: (i) the Floating Rate Superpriority PIK Toggle Notes due 2030; (ii) the Senior Secured First Out Notes due 2028 bearing interest of 11.930% (11. 930% Senior Secured First Out Notes due 2028); (iii) the first series of convertible debentures of Azul S.A. (AZUL11) (“Convertible Debentures”); (iv) the senior secured second out notes bearing interest of 11.500% due 2029 (“11.500% Senior Secured Second Out Notes due 2029”); (v) the senior secured second out notes bearing interest of 10.875% (10.875% Senior Secured Second Out Notes due 2030); and (vi) the transactions to be consummated in connection with the foregoing, including the issuance of the exchangeable notes and equitizations; and
XXX.	to resolve on the repurchase and/or trading by the Company of shares issued by the Company or derivatives linked to them, except for the provisions of Article 11, Item "l" of these Bylaws.

Section II

Executive Board

Article 20 - The Executive Board shall consist of a minimum of two (2) and a maximum of seven (7) members, whether shareholders or not, all must be resident in in Brazil, appointed by the Board of Directors, of which one (1) must be the Chief Executive Officer, one (1) the Chief Financial Officer, one (1) the Investor Relations Officer and up to four (4) Officers, with or without specific designations, with the accumulation of roles being permitted.

Paragraph 1 - The Executive Officers shall be elected by a majority vote of the members of the Board of Directors for a term of two (2) years, with re-election being permitted. The members of the Executive Board shall take office by signing the respective instrument in the appropriate register, in compliance with the provisions of Article 15, Paragraph 4 of these Bylaws. The Executive Board shall be composed

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of professionals with proven experience and capability to act in their respective areas of responsibility, and such professionals must meet the requirements established by law and in these Bylaws for the performance of their duties.

Paragraph 2 - Officers may be removed at any time by the Board of Directors. If an Officer is removed from office, the Board of Directors must elect a replacement for the remainder of the term of office within ten (10) days of the vacancy. Similarly, if any member of the Executive Board is unable to serve or is temporarily absent for more than sixty (60) days, the Board of Directors must convene immediately and elect a replacement to serve for the remainder of the vacant term of office. It shall be the responsibility of the Chief Executive Officer to perform the duties of the respective member of the Executive Board until their return or the election of the replacement, as applicable.

Paragraph 3 - The Office of Investor Relations may be performed by an Investor Relations Officer, or through the accumulation of duties, by any other member of the Executive Board.

Paragraph 4 - The Board of Directors shall appoint one of the Company's officers as the Investor Relations Officer, who shall be responsible for disclosing material events or developments in the Company's business, as well as for managing the Company's relationships with all market participants, regulatory authorities, and supervisory entities.

Paragraph 5 - The Chief Executive Officer shall be responsible for coordinating the activities of the Executive Board and oversee all of the Company's activities.

Paragraph 6 - It is the responsibility of the Chief Financial Officer for analyzing, monitoring and evaluating the Company's financial performance, as directed by the General Shareholders’ Meeting and the Board of Directors and for implementing the Business Plan; providing information on the Company's performance on a regular basis to the General Shareholders’ Meeting and the Board of Directors; coordinating the preparation of the financial statements and the annual management report of the Company, as well as ensure their presentation to the external auditors, the Board of Directors and the Fiscal Council, if established.

Paragraph 7 - The Investor Relations Officer is responsible for, in addition to other responsibilities that may be assigned: (i) represent the Company, privately, before the CVM, shareholders, investors, stock exchanges, the Central Bank of Brazil and other bodies related to the activities carried out in the capital markets; (ii) plan, coordinate and oversee the relationship and communication between the Company and its investors, the CVM and the entities where the Company's securities are traded; (iii) propose guidelines and policies for relations with the Company's investors; (iv) comply with the requirements by the applicable capital market legislation and disclose to the market material information about the Company and its business, as required by law; (v) to maintain the corporate books and ensure the regularity of the entries made therein; (vi) to oversee the services performed by the financial institution responsible for managing the shareholding structure, including, but not limited to, the payment of dividends and bonuses, as well as the purchase, sale and transfer of shares; (vii) to ensure compliance with and implementation of corporate governance regulations, as well as the provisions of

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applicable laws and these Bylaws relating to the securities market; and (viii) to perform, either jointly or individually, the ordinary management acts of the Company.

Paragraph 8 - Without prejudice to the responsibilities that the Board of Directors may designate to the other Officers, the Chief Executive Officer may determine additional responsibilities for them.

Article 21 - The Executive Board shall meet when convened by its Chief Executive Officer or by any member of the Executive Board, whenever the company's interests so require, with at least five (5) days notice in advance, by means of a letter with acknowledgement of receipt, fax or electronic message. The presence of all the Officers shall allow the Executive Board to hold regular meetings without the need for prior notice to convene. Meetings shall be convened with the presence of the majority of its members, and the respective decisions shall be made by a majority vote of the members present, except that in the event of a tie, the Chief Executive Officer shall have the casting vote to approve or reject the matter under discussion.

Paragraph 1 - Meetings of the Executive Board shall be chaired by the Chief Executive Officer.

Paragraph 2 – Meetings of the Executive Board may be held by videoconference or conference call. In this case, the Officer attending the meeting remotely must unequivocally express their vote verbally, with the option of submitting their vote in a letter or e-mail. Minutes of the meetings of the Executive Board shall be recorded in the appropriate register and signed by all the Officers present.

Article 22 - It is the responsibility of the Executive Board to represent the Company, to manage corporate business in general and to perform all acts necessary or appropriate to this end, except for those for which the General Shareholders’ Meeting or the Board of Directors is authorized to do so by law or these Bylaws. In the performance of their duties, the Officers may carry out all transactions and perform all acts necessary to fulfil the responsibilities of their positions, in compliance with the provisions of these Bylaws regarding representation, the authority to perform specific acts, and the overall direction of the business established by the Board of Directors, including resolving and approving the application of resources, transacting, waiving, assigning rights, confessing debts, making agreements, entering into commitments, contracting liabilities, executing contracts, acquiring, disposing of and encumbering movable and immovable property, providing security, guarantees and sureties, issuing, endorsing, pledging, discounting, drawing and guaranteeing securities in general, opening, operating and closing accounts with financial institutions, which may also be carried out by a duly constituted attorney-in-fact, subject to the applicable legal restrictions and the provisions of these Bylaws.

Article 23 - The Executive Board shall also be responsible:

a) to comply with and enforce these Bylaws, and the resolutions of the Board of Directors and the General Shareholders’ Meeting;

b) to represent the Company, actively and passively, in accordance with the duties and powers set forth in these Bylaws and by the General Shareholders’ Meeting;

c) to decide on the opening, closing and changing of addresses of subsidiaries, branches, agencies, offices or representations of the Company in any part of the country or internationally;

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d) to submit, on an annual basis, to the Board of Directors, the management report and the accounts of the Executive Board, accompanied by the Independent Auditors' report, as well as the proposal for allocation of profits for the previous fiscal year;

e) to prepare and propose to the Board of Directors the Company's business, operational and investment plans, as well as the annual budget;

f) to prepare the Company's organizational plan and issue the corresponding regulations;

g) to propose changes to the Company's Code of Ethics and Conduct to the Board of Directors, as necessary and with the support of the ESG Committee;

h) to decide on any matter that does not fall within the exclusive authority of the General Shareholders’ Meeting or the Board of Directors, as well as to resolve on disagreements among its members; and

i) to present to the Board of Directors, on a quarterly basis, the detailed financial and equity balance sheet of the Company and its subsidiaries.

Article 24 - The representation of the Company, in any act that creates obligations for the Company or releases third parties from their obligations towards the Company, including the representation of the Company in legal proceedings, whether as plaintiff or defendant, shall be entrusted to: (i) the Chief Executive Officer alone; (ii) any two (2) Officers jointly, or (iii) one (1) attorney-in-fact with special powers, alone, provided that such attorney-in-fact has been appointed by the Chief Executive Officer, pursuant to Article 25 of these Bylaws.

Sole Paragraph - The Company may be represented by a single Officer or attorney-in-fact: (i) at General Shareholders’ Meetings or meetings of shareholders of companies in which it has an interest; (ii) in acts or transactions of the Company conducted internationally; (iii) before any government bodies, professional councils or associations or labor unions; and (iv) in any ordinary acts that do not create obligations for the Company.

Article 25 - Powers of attorney shall always be granted on behalf of the Company solely by the Chief Executive Officer, and shall specify the powers conferred and, with the exception of those with an ad judicia clause, shall have a validity period limited to a maximum of one (1) year, subject to the limitations set by the Board of Directors, these Bylaws or applicable laws.

Sole Paragraph - In the absence of a period of validity in the powers of attorney granted by the Company, it shall be presumed that they were granted for a period of one (1) year.

Article 26 - The acts of any Officer, attorney-in-fact or employee that bind the Company to liabilities, business transactions, or operations outside its corporate purpose are expressly prohibited and shall be considered null and void in relation to the Company.

Section III

Statutory Audit Committee

Article 27 - The Statutory Audit Committee, an advisory body reporting directly to the Board of Directors, shall consist of at least three (3) members, the majority of whom shall be independent, in accordance with applicable law. The independent members of the Statutory Audit Committee shall

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include: (i) at least two (2) Independent Directors, one of whom shall be designated as the Chairman of the committee; and (ii) at least one (1) independent member with recognized experience in corporate accounting matters. The Board of Directors shall approve the regulations applicable to the Statutory Audit Committee, which shall establish the rules for convening, quorum, voting procedures, frequency of meetings, term of office, and qualification requirements for its members, among other matters.

Article 28 - The Statutory Audit Committee is responsible for, among other matters:

a) providing an opinion on the appointment and removal of the independent auditor for the conduct of the independent external audit or for any other service;

b) supervising the activities of the independent auditors in order to evaluate: (i) their independence; (ii) the quality of the services provided; and (iii) the adequacy of the services provided to meet the Company's needs;

c) supervising the Company's internal control and internal audit functions;

d) supervising the activities of the department responsible for preparing the Company's financial statements;

e) monitoring the quality and integrity of the Company's internal control mechanisms;

f) monitoring the quality and integrity of the Company's quarterly reports, interim statements and financial statements;

g) monitoring the quality and integrity of the reports and metrics disclosed based on adjusted accounting data and non-accounting data that include elements not provided for in the structure of the Company's usual financial statement reports;

h) evaluating and monitoring the Company's risk exposures, including requesting detailed information on policies and procedures related to: (i) management remuneration; (ii) the use of Company assets; and (iii) expenses incurred on behalf of the Company;

i) evaluating and monitoring, in collaboration with the management and internal audit functions, the adequacy of transactions with Related Parties conducted by the Company and their respective disclosures; and

j) preparing an annual summary report, to be presented alongside the financial statements, describing: (i) its activities, the results and conclusions reached, and any recommendations made; and (ii) any situations involving significant disagreement between the Company's Directors and Officers, the independent auditors and the Statutory Audit Committee in relation to the Company's financial statements.

Section IV

Remuneration Committee

Article 29 - The Remuneration Committee, an advisory body reporting directly to the Board of Directors, shall consist of three (3) members, appointed by the Board of Directors, and shall have its regulations approved by a meeting of the Board of Directors, which shall establish the rules for convening, quorum, voting procedures, frequency of meetings, term of office, and qualification requirements for its members, among other matters.

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Paragraph 1 - At least two (2) of the members of the Remuneration Committee must be Independent Directors.

Paragraph 2 - The Remuneration Committee shall be chaired by one of its independent members, who shall have the authority to call special meetings and to set the agenda for the discussions to be held.

Article 30 - The Remuneration Committee is responsible for organizing, managing and interpreting share-based incentive plans and resolving situations not provided for in said plans, or conflicts related to them.

Section V

ESG Committee

Article 31 - The Environmental, Social & Governance Committee, or simply the "ESG Committee", an advisory body reporting directly to the Board of Directors, shall consist of four (4) members appointed by the Board of Directors, which shall establish the rules for convening, quorum, voting procedures, frequency of meetings, term of office, and qualification requirements for its members, among other matters.

Paragraph 1 - At least two (2) of the members of the ESG Committee must be Independent Directors.

Paragraph 2 - The ESG Committee shall be chaired by one of its independent members, who shall have the authority to call special meetings and to set the agenda for the discussions to be held.

Article 32 - The ESG Committee is responsible for:

I -       Drafting and continuously assessing the ESG plan and strategy established by the Company ("ESG Plan"), verifying the implementation of the action plans, as well as other proposals and initiatives related to the issue in question, drafting an organizational model aligned with the internal procedures and identifying the organizational structures necessary for the implementation of the ESG Plan;

II -    Analyzing and supporting the Executive Board in revising, updating and amending the Company's Code of Ethics and Conduct;

III -  Monitoring the environmental, social, economic and corporate governance commitments made by the Company, by overseeing the actions of the ESG working groups, as well as recommending to the Board of Directors the approval of corporate policies and procedures related to ESG matters, as well as promoting the adoption of actions to disclose them and monitor their compliance;

IV -  Reviewing the panel of targets and indicators of the Company's ESG Plan, as well as identifying and proposing improvements to the Company's management structure, mechanisms and practices, in order to ensure compliance with applicable laws and best market practices;

V -     Encouraging the monitoring of trends related to business sustainability and proposing the adoption

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by the Company of global, national, regional or local policies related to corporate sustainability;

VI -  Identifying and addressing situations involving ESG matters and approaches that may have the potential to impact the Company's image, reputation and assets, due to aspects that may have a material impact on the Company's business, relationships and image, thereby mitigating any potential risks;

VII -         Analyzing the management reports from the Company's Whistleblowing Channel, as well as monitoring the progress of investigations required by the Ethics and Conduct Committee, and reviewing and proposing updates to the Company's Code of Ethics and Conduct, as necessary;

VIII -      Recommending the adoption, adherence, participation, maintenance or continuation of the Company in national or international "Protocols", "Principles", "Agreements", "Pacts", "Initiatives" and "Treaties", directly or indirectly related to ESG;

IX -  To recommend to the Board of Directors, where appropriate, the implementation of development or improvement programs for Directors and Officers, executives or employees, in order to promote training and disseminate ESG knowledge, as well as to strengthen the ESG culture within the Company;

X -     Participating in the preparation and updating of reports that demonstrate the company's ESG performance to stakeholders;

XI -           Providing support and assistance in maintaining the Company's Related Party Transactions Policy, as applicable, in accordance with the terms of the Related Party Transactions Policy; and

XII -         Provide an opinion on (I) the sale or transfer of assets from the Company's fixed assets in amounts exceeding three percent (3%) of the net revenue stated in the Company's consolidated financial statements for the last fiscal year, when such transactions are outside the ordinary course of business for a company operating in the Company's sector; (II) the execution of any transactions involving Related Parties which, under the terms of the Company's Related Party Transactions Policy, require its approval; and (III) the incurrence of financial liabilities not included in the annual plan or budget of the Company or its subsidiaries and with a value greater than the equivalent in Reais of US$ 200.000,000.00 (two hundred million US dollars) converted at the PTAX selling rate published by the Central Bank of Brazil on its website on the date of the transaction.

CHAPTER VI

FISCAL COUNCIL

Article 33 - The Company shall have a non-permanent Fiscal Council consisting of three (3) members and their respective alternates, who may be shareholders or not, elected by the General Shareholders’ Meeting that decides on establishment, which shall also set the remuneration of its members, subject to the legal limit. The Fiscal Council may be established in fiscal years in which shareholders request it, in accordance with the provisions of the applicable Brazilian Corporation Law.

Paragraph 1 - When established, the Fiscal Council shall have the powers conferred upon it by law.

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Paragraph 2 – The members of the Fiscal Council shall take office by signing the respective instrument in the appropriate register.

Paragraph 3 - The appointment of the members of the Fiscal Council shall be subject to the prior formalities of the Term of Consent of the Members of the Fiscal Council, in accordance with the Level 2 Regulations, as well as compliance with the applicable legal requirements.

Paragraph 4 - The members of the Fiscal Council shall be replaced, in their absence or inability to act, by their respective alternates. In the event of a vacancy in the position of member of the Fiscal Council, the respective alternate shall take their position. If there is no alternate, the General Shareholders’ Meeting shall be convened to appoint a member for the vacant position.

Paragraph 5 - In addition to the disqualifications provided for by law, an individual who maintains a relationship with a company that may be considered a competitors of the Company may not be appointed to the position of member of the Company’s Fiscal Council, and is prohibited, among others, from being elected if: (a) they are an employee, shareholder or member of the management, technical or fiscal body of a competitor or of the Controlling Shareholder or Subsidiary of a competitor; (b) they are the spouse or relative up to the second degree of a member of the management, technical or fiscal body of a competitor or of the Controlling Shareholder or Subsidiary of a competitor.

Paragraph 6 - The remuneration of the members of the Fiscal Council shall be determined by the General Shareholders’ Meeting that appoints them, subject to the provisions of Paragraph 3 of Article 162 of the Brazilian Corporation Law.

Article 34 - When established, the Fiscal Council shall convene, in accordance with the applicable law, whenever necessary and shall review the financial statements at least quarterly.

Paragraph 1 - Irrespective of any formalities, a meeting which is attended by all the members of the Fiscal Council shall be deemed to have been duly convened.

Paragraph 2 - The Fiscal Council shall approve resolutions by an absolute majority of votes, with a majority of its members present.

Paragraph 3 - All resolutions of the Fiscal Council shall be recorded in minutes in the respective register of Minutes and Opinions of the Fiscal Council and signed by the members of the Fiscal Counsel present.

CHAPTER VII

FISCAL YEAR, BALANCE SHEET, PROFITS AND DIVIDENDS

Article 35 - The fiscal year shall coincide with the calendar year, beginning on January 1 and ending on December 31 of each year.

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Paragraph 1 - At the end of each fiscal year, the Executive Board shall prepare a general balance sheet, as well as the other financial statements required, in accordance with the applicable legal provisions and Level 2 Regulations.

Paragraph 2 - Alongside the financial statements for the year ended, the Board of Directors shall submit to the Annual Shareholders’ Meeting for approval the proposal for the allocation of net profit, in accordance with the provisions of these Bylaws.

Paragraph 3 - The Board of Directors may request that the Executive Board prepare interim balance sheets at any time, and may approve the distribution of interim dividends based on stated profits, subject to the applicable legal provisions. At any time, the Board of Directors may also decide on the distribution of interim dividends from retained earnings or profit reserves, subject to the applicable legal provisions. When distributed, these dividends may be counted toward the minimum mandatory dividend.

Article 36 - The Company may pay its shareholders, with the approval of the Board of Directors, interest on equity, in accordance with the terms of Article 9, Paragraph 7, of Law No. 9.249/95 and other applicable laws and regulations, which may be deducted from the minimum mandatory dividend. Any payment pursuant to this Article 36 shall be included, for all purposes, in the amount of dividends distributed by the Company.

Article 37 - Any accumulated losses and reserves for income tax and social contribution on net profit must be deducted from the results of the fiscal year, before any distribution is paid.

Paragraph 1 - The net profits calculated in accordance with the caput of this Article 37 shall be allocated as follows:

I – Five percent (5%) for the formation of the legal reserve, which shall not exceed twenty (20%) percent of the subscribed share capital. In the year in which the balance of the legal reserve, together with the amount of the capital reserves referred to in paragraph 1 of Article 182 of the Brazilian Corporation Law, exceeds thirty (30%) percent of the share capital, it shall not be mandatory to allocate a portion of the net profit for the year to the legal reserve;

II - allocation for the formation of contingency reserves and the reversal of those same reserves constituted in previous years;

III - zero point one percent (0.1%) of the net profit balance, after the deductions referred to in the preceding provisions and the adjustment provided for in Article 202 of the Brazilian Corporation Law, shall be distributed to shareholders as the mandatory dividend; and

IV - the remaining balance, after any retention of profits, based on the capital budget approved at the General Shareholders' Meeting, in accordance with Article 196 of the Brazilian Corporation Law and Article 40 of these Bylaws, shall be distributed as a dividend.

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Paragraph 2 - The minimum mandatory dividend shall not be paid to shareholders in relation to the fiscal year in which the Company's Directors inform the General Shareholders' Meeting that such payment is incompatible with the Company's financial situation, provided that the provisions of Article 202, Paragraphs 4 and 5 of the Brazilian Corporation Law are complied with.

Paragraph 3 - Dividends, unless otherwise resolved, shall be paid within a maximum period of sixty (60) days from the date of the resolution for their distribution and, in any event, within the fiscal year.

Article 38 - Dividends and interest on equity not claimed within three (3) years from the date they are made available to shareholders shall revert to the Company.

Article 39 - The Company's Executive Board shall annually prepare, before the beginning of each fiscal year, a written business plan for the Company, which shall include as annexes operating budgets by line item (line item operating) and capital expenditure budgets (capex) for the following fiscal year, as well as guidelines for the Executive Board's remuneration. The business plan shall be submitted to the Board of Directors for consideration and approval during the last quarter of each financial year.

CHAPTER VIII

SALE OF CONTROLLING INTEREST, DEREGISTRATION

PUBLICLY-HELD COMPANY AND DELISTING FROM LEVEL 2

Article 40 - The Sale of Control of the Company, either through a single transaction or through successive transactions, must be contracted under the condition, whether suspensive or resolute, that the Acquirer undertakes to carry out a public tender offer for the shares and other securities convertible into shares held by the other shareholders of the Company, in accordance with the conditions and deadlines provided for in the applicable legislation and in the Level 2 Regulations, in order to ensure that shareholders holding preferred shares have the same conditions and a price per preferred share equivalent to seventy-five (75) times the price per common share paid to the Selling Controlling Shareholder and that the other shareholders holding common shares have the same conditions and the same price per share paid per common share to the Selling Controlling Shareholder.

Sole Paragraph - The public tender offer referred to in this Article 40 shall also be required:

(i) in the event of an onerous assignment of subscription rights to shares and other securities or rights relating to securities convertible into shares, which may result in the Disposal of Control of the Company; or

(ii) in the event of the Sale of Control of a company that holds the Power of Control of the Company, in which case the Selling Controlling Shareholder will be required to declare to B3 the value attributed to the Company in such sale and provide documentation substantiating such value.

Article 41 - Any person that acquires the Power of Control, by virtue of a private share purchase agreement entered into with the Controlling Shareholder, involving any number of shares, shall be required to: (i) carry out the public tender offer referred to in Article 40 above; and (ii) pay, under the terms indicated below, an amount equivalent to the difference between the price of the public tender

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and the amount paid per share acquired on the stock exchange in the six (6) months prior to the date of the acquisition of the Power of Control, duly adjusted up to the date of payment. The aforementioned amount shall be distributed among all persons who sold shares in the Company during trading sessions in which the Acquirer made the acquisitions, in proportion to the daily net selling balance of each one, and B3 shall be responsible for implementing the distribution, in accordance with its regulations.

Article 42 - The Company shall not record: (a) any transfers of ownership of its shares to the Acquirer or to those who will come to hold the Power of Control while such shareholder(s) have not signed the Statement of Consent of the Controlling Shareholders as required under the Level 2 Regulations; and (b) at its registered office a Shareholders' Agreement providing for the exercise of the Power of Control while its signatories have not signed the Statement of Consent of the Controlling Shareholders referred to in Item "a" above.

Article 43 - Any person that acquires a stake of thirty percent (30%) of the common shares issued by the Company ("Relevant Shareholding") shall be required to make a public offer for the acquisition of shares and securities convertible into shares issued by the Company.

Paragraph 1 - The price to be offered to holders of common shares shall be the highest price paid by the acquiring shareholder for the acquisition of common shares issued by the Company in the twelve (12) months preceding the attainment of the Relevant Shareholding, adjusted for corporate events, such as the distribution of dividends or interest on equity, reverse splits, share splits, bonus shares, except those related to corporate reorganization operations.

Paragraph 2 - The price to be offered to holders of preferred shares and securities convertible into preferred shares, after conversion, shall be seventy-five (75) times the amount offered to holders of common shares.

Article 44 - In the public tender offer for the acquisition of shares to be made by the Controlling Shareholder or by the Company for purpose of canceling of the registration as a publicly-held company, the minimum price to be offered shall correspond to the Fair Market Value calculated in the valuation report referred to in Article 46 of these Bylaws, in compliance with the applicable legal and regulatory requirements.

Article 45 - The Company's withdrawal from Level 2 Regulations must be: (i) approved by the Board of Directors; and (ii) communicated to B3 in writing at least thirty (30) days in advance.

Sole Paragraph If the Company decides to withdraw from Level 2 Regulations so that the securities issued by it may be admitted to trading outside Level 2, or due to a corporate reorganization operation, in which the company resulting from this reorganization does not have its securities admitted to trading at Level 2 within one hundred and twenty (120) days from the date of the General Shareholders' Meeting that approved such reorganization, the Controlling Shareholder shall make a public tender offer for the acquisition of the shares held by the other shareholders of the Company, at no less than the respective Fair Market Value to be determined in a valuation report prepared pursuant to Article 46 of these Bylaws, in compliance with the applicable legal and regulatory requirements.

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Article 46 - The valuation report referred to in Articles 44 and 45, Sole Paragraph, of these Bylaws shall be prepared by a specialized organization or firm with proven experience and independence from the decision-making authorities of the Company, its Directors and Officers, and Controlling Shareholders, and the report shall also comply with the requirements of Article 8, Paragraph 1 of the Brazilian Corporation Law and include the liability provisions specified in Article 8, Paragraph 6 of the Brazilian Corporation Law. The selection of the organization or specialized firm responsible for determining the Company's Fair Market Value shall be made exclusively by the General Shareholders' Meeting, based on the presentation by the Board of Directors of a shortlist of three, and the respective resolution, shall be approved, excluding blank votes, with each share, regardless of type or class, having the right to one vote, and must be approved by a majority of the votes of the shareholders representing the Outstanding Shares present at the General Shareholders' Meeting that decides on the matter, which, if convened on the first call, must be attended by at least twenty percent (20%) of the total Outstanding Shares, in accordance with the quorum requirements in Article 125 of the Brazilian Corporation Law, or if convened on the second call, may be attended by any number of shareholders representing the Outstanding Shares. The costs of preparing the valuation report must be borne entirely by the offeror.

Article 47 - The Controlling Shareholder shall be exempt from making the public tender offer referred to in the Sole Paragraph of Article 40 of these Bylaws if the Company delists from Level 2 due to the execution of the Company's participation agreement in the special segment of B3 called Novo Mercado ("Novo Mercado") or if the company resulting from the corporate reorganization obtains authorization to trade securities on the Novo Mercado within one hundred and twenty (120) days from the date of the Shareholders' Meeting that approved such reorganization.

Article 48 - In the event that there is no Controlling Shareholder, and a resolution is passed to delist the Company from Corporate Governance Level 2 so that the securities issued by it may be admitted to trading outside Level 2, or as a result of a corporate reorganization, in which the company resulting from such reorganization does not have its securities admitted to trading on Level 2 or on the Novo Mercado within one hundred and twenty (120) days from the date of the General Shareholders' Meeting that approved such reorganization, such delisting shall be subject to the holding of a public tender offer for the acquisition of shares under the same conditions set forth in the Sole Paragraph of Article 45 above.

Paragraph 1 - The Shareholders' Meeting must determine the person(s) responsible for conducting the public tender offer for the acquisition of shares, who, if present at the meeting, must expressly assume the obligation to conduct the offer.

Paragraph 2 - In the absence of a designated person responsible for conducting the public tender offer for the acquisition of shares, in the event of a corporate reorganization operation in which the resulting company does not have its securities admitted to trading on Level 2, the shareholders who voted in favor of the corporate reorganization shall be responsible for conducting such offer.

Article 49 - The Company's delisting from Level 2 due to non-compliance with the obligations set forth in the Level 2 Regulations shall be subject to a public tender offer for the acquisition of shares, at no

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less than the Fair Market Value of the shares, to be determined in the valuation report referred to in Article 44 of these Bylaws, in compliance with the applicable legal and regulatory requirements.

Paragraph 1 - The Controlling Shareholder shall conduct the public tender offer for the acquisition of shares provided for in the caput of this Article 49.

Paragraph 2 - In the event that there is no Controlling Shareholder and the delisting from Level 2 referred to in caput is the result of a General Shareholders' Meeting resolution, the shareholders who voted in favor of the resolution that led to the respective non-compliance must conduct the public tender offer for the acquisition of shares provided for in the caput.

Paragraph 3 - In the event that there is no Controlling Shareholder and the delisting from Level 2 referred to in the caput occurs due to an act or omission by the Directors or Officers, the Company's Directors shall convene a General Shareholders' Meeting whose agenda shall be a resolution on how to remedy the non-compliance with the obligations set forth in the Level 2 Regulations or, if applicable, to resolve on the Company's delisting from Level 2.

Paragraph 4 - In the event that the General Shareholders' Meeting mentioned in Paragraph 3 above resolves to delist the Company from Level 2, at the General Shareholders' Meeting it shall be determined the person(s) responsible for conducting the public tender offer for the acquisition of shares provided for in the caput, and such person(s), if present at the meeting, shall expressly assume the obligation to conduct the offer.

Article 50 - A single public tender offer for the acquisition of shares may be made for more than one of the purposes set forth in this Chapter VIII, the Level 2 Regulations, or in the regulations issued by the CVM, provided that it is possible to harmonize the procedures of all types of public tender offers for the acquisition of shares, and there is no prejudice to the recipients of the offer, and the authorization of the CVM is obtained when required by applicable law.

Article 51 - The shareholders responsible for conducting the public tender offer provided for in this Chapter VIII, in the Level 2 Regulations or in the regulations issued by the CVM may ensure that the offer is carried out through any shareholder or third party. The shareholder shall not be released from the obligation to conduct the tender offer until it is concluded, in compliance with the applicable rules.

Sole Paragraph - Notwithstanding the provisions of Chapter VIII of these Bylaws, the provisions of the Level 2 Regulations shall prevail over the provisions of the Bylaws in the event of prejudice to the rights of the recipients of the offers mentioned in these Articles.

CHAPTER IX

ARBITRATION

Article 52 - The Company, its shareholders, Directors and Officer, and the members of the Fiscal Council, undertake to resolve, by means of arbitration, before the Market Arbitration Chamber, any and all disputes or controversies that may arise among them, related to, or arising from, in particular, the

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application, validity, effectiveness, interpretation, breach, and the effects thereof, of the provisions contained in the Brazilian Corporation Law, these Bylaws, the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, as well as other rules applicable to the operation of the capital markets in general, in addition to those contained in the Level 2 Regulations, the Arbitration Regulations, the Sanctions Regulations and the Level 2 Participation Agreement.

Sole Paragraph - Without prejudice to the validity of this arbitration clause, any request for urgent measures by the parties, before the Arbitral Tribunal is constituted, shall be referred to the Judiciary, in accordance with Item 5.1.3 of the Arbitration Regulations of the Market Arbitration Chamber.

CHAPTER X

LIQUIDATION AND DISSOLUTION

Article 53 - The Company shall be liquidated in the cases provided for by law or by resolution of the General Shareholders' Meeting.

Sole Paragraph - The General Shareholders’ Meeting shall appoint the liquidator, and the Fiscal Council shall function during the liquidation period.

CHAPTER XI

DEFINITIONS

Article 54 - For the purposes of these Bylaws, terms with initial capital letters shall have the following meanings, without prejudice to other terms defined herein:

(a)	"Acquirer" means the person to whom the Selling Controlling Shareholder transfers the Controlling Shares in a Disposal of Control of the Company.
(b)	"Control" (as well as its related terms, "Power of Control", "Controller", "under common Control" or "Subsidiary") means the power effectively used to direct corporate activities and guide the operation of the Company's bodies, directly or indirectly, in fact or in law, regardless of the shareholding held. There is a relative presumption of ownership of Control in relation to the person or Group of Shareholders who hold shares that have secured them an absolute majority of the votes of the shareholders present at the last three (3) General Shareholders’ Meetings of the Company, even if they do not hold the shares that secure them an absolute majority of the voting capital;
(c)	"Controlling Shareholder" means the shareholder(s) or Group of Shareholders exercising the Power of Control of the Company;
(d)	"Controlling Shares" means the block of shares that ensures, directly or indirectly, to its holder(s) the individual and/or shared exercise of the Company's Power of Control;
(e)	"Derivatives" means securities traded in futures markets or other assets backed by securities issued by the Company;
(f)	"Disposal of Control of the Company" means the transfer to a third party, for consideration, of the Controlling Shares;
(g)	"Dividend Participation" means the percentage participation in dividends held by any shareholder or represented by a certain number of shares, which will not take into account the existence of

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profits or their distribution in a given fiscal year, and shall be determined by applying the following formula:

PnD = 100x [XON + 75x(XPN)]

(TON + 75xTPN)

Where:

PnD = percentage share of dividends of a given shareholder;

XON = number of common shares issued by the Company held by the shareholder or involved in the transaction in question on the calculation date;

XPN = number of preferred shares issued by the Company held by the shareholder or involved in the transaction in question on the calculation date;

TON = total number of common shares issued by the Company on the calculation date;

TPN = total number of preferred shares issued by the Company on the calculation date.

(h)	"Fair Market Value" means the value of the Company and its shares that may be determined by a specialized firm, using a recognized methodology or based on other criteria that may be defined by the CVM.
(i)	"Group of Shareholders" means the group of persons: (i) bound by contracts or voting agreements of any nature, either directly or through Subsidiaries, Controllers or companies under common Control; or (ii) between which there is a Control relationship, either directly or indirectly; or (iii) who are under common Control;
(j)	"Independent Director" shall have the meaning ascribed to it in the Level 2 Regulations.
(k)	"Other Rights of a Corporate Nature" means: (i) beneficial interest or trust over shares issued by the Company; (ii) purchase, subscription or exchange options, in any capacity, that may result in the acquisition of shares issued by the Company; or (iii) any other right that ensures, on a permanent or temporary basis, political or economic rights of a shareholder over shares issued by the Company;
(l)	"Outstanding Shares" means all shares issued by the Company, regardless of type or class, with the exception of shares held by the Controlling Shareholder, by persons related to the Controlling Shareholder, by the Company's Directors and Officers, and those held in treasury;
(m)	"Selling Controlling Shareholder" means the Controlling Shareholder when it promotes the Disposal of Control of the Company;

CHAPTER XII

RULES ON THE AUTOMATIC CONVERSION OF PREFERRED SHARES INTO COMMON SHARES AND GENERAL PROVISIONS

Article 55 - All preferred shares issued by the Company shall automatically convert, on a mandatory basis, into common shares at the Mandatory Conversion Ratio (as defined in Paragraph 5 of this Article 55) on the Conversion Date (as defined in Paragraph 2 of this Article 55). The Board of Directors shall take all necessary measures to implement the provisions of this Article 55, including the automatic mandatory conversion, as well as being responsible for determining the occurrence or non-occurrence

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of the Business Combination (as defined in Paragraph 3 of this Article 55) and the effective Conversion Date.

Paragraph 1 - Upon the implementation of the mandatory automatic conversion provided for in this Article 55, resulting in the unification of the Company’s shares into a single class of common shares, the Company may not issue new preferred shares, and Paragraphs 3 to 8 of Article 5 shall automatically cease to have effect.

Paragraph 2 - For the purposes of these Bylaws, the "Conversion Date" means the earliest to occur of the following:

(i)	the effective date of the consummation of a Business Combination;

(ii)	May 1, 2026 ("Initial Deadline"), unless the Company has, by April 30, 2026, (i) entered into a binding agreement (including a binding term sheet, memorandum of understanding or letter of intent) providing for the execution of a Business Combination; and, (ii) to the extent legally required, sought approval of such Business Combination from the applicable competition authorities (including through the submission of an initial application for approval prior to the execution of a definitive agreement), in which case the Initial Deadline shall be extended until ten (10) business days after the date on which such binding agreement is terminated (if applicable); and

(iii)	September 15, 2026.

Paragraph 3 - For the purposes of these Bylaws, a “Business Combination” means any business combination (whether through merger, transformation, incorporation, incorporation of shares, acquisition, spin-off, or other form of corporate reorganization or any business combination) between the Company and a company or business (including through subsidiaries) in the same industry and which are, or were on December 17, 2024, listed or whose shares are, or were on December 17, 2024, publicly traded on any stock exchange in the United States of America or Brazil.

Paragraph 4 – If a Business Combination involves the Disposal of Control of the Company subject to a resolutive condition, the mandatory conversion of preferred shares into common shares in accordance with this Article 55, shall occur immediately following the consummation of the Disposal of Control of the Company, and the Acquirer shall initiate the public tender offering referenced in Article 40 above, taking into account the mandatory conversion provided for herein, ensuring that shareholders receive the same terms and price per share as those paid per common share to the Selling Controlling Shareholder.

Paragraph 5 - For the purposes of these Bylaws, the "Mandatory Conversion Ratio" is, for each one (1) preferred share, the number of common shares equal to the quotient obtained by dividing (i) the Total Adjusted Converted Preferred Shares by (ii) the Total Base Non-Converted Preferred Shares. Any fractional common shares, to which a shareholder is entitled, resulting from the mandatory automatic

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conversion provided for herein, shall be rounded down to the nearest whole share. For the purposes of calculating the Mandatory Conversion Ratio, the terms below shall have the following meanings:

(a)	"Adjusted Common Shares Percentage" means the Base Common Shares Percentage plus four (4) percentage points. For example, if the Base Common Shares Percentage were fifty percent (50%), the Adjusted Common Shares Percentage would be fifty-four percent (54%);

(b)	"Base Common Shares Percentage" means the quotient (expressed as a percentage) obtained by dividing (i) the Total Common Shares, by (ii) the sum of the Total Common Shares and the Total Base Converted Preferred Shares;

(c)	"Total Common Shares" means the number of common shares issued on the Conversion Date and immediately prior to the conversion of all of the Company's preferred shares into common shares in accordance with this Article 55;

(d)	"Adjusted Total Converted Preferred Shares" means the number obtained by dividing (i) the product of multiplying the Total Common Shares by the difference between (a) one hundred percent (100%), and (b) the Adjusted Common Shares Percentage, by (ii) the Adjusted Common Shares Percentage. The Total Adjusted Convertible Preferred Shares corresponds to the total number of common shares to be received by the holders of preferred shares in exchange for the Total Non-Convertible Base Preferred Shares in the mandatory conversion provided for in accordance with this Article 55;

(e)	"Total Base Converted Preferred Shares" means the number equal to seventy-five (75) times the Total Base Preferred Shares Not Converted; and

(f)	"Total Base Non-Converted Preferred Shares" means the sum of (i) all preferred shares issued by the Company on January 28, 2025 (excluding preferred shares held by the Company in treasury), (ii) 100,000.000 of preferred shares (to be issued by the Company as a result of the capitalization of credits held against the Company by lessors and original equipment manufacturers), and (iii) any preferred shares to be issued pursuant to any securities convertible or exchangeable into shares issued by the Company as part of the restructuring transactions concluded by the Company in January 2025, including call, subscription or exchange options, which may result in the issuance of shares of the Company (including the maximum number of preferred shares that may be granted under any long-term incentive plan of the Company, assuming that all the conditions set forth in the respective award agreements have been met). The preferred shares to be issued pursuant to Item (iii) shall be calculated as if they had been issued on the date of exercise of the conversion right, with the issue price of such shares determined based on the terms of the applicable issuance document of such security; if the price has not yet been determined or if a volume-weighted average price ("VWAP") calculation is required based on a measurement period specified under the terms of the applicable issuance document of such security, the VWAP calculated based on the measurement period ending on the date of exercise of the conversion right shall serve as the price or VWAP for the purposes of such calculation.

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Article 56 - Cases not covered by these Bylaws shall be resolved by the General Shareholders’ Meeting and governed in accordance with the provisions of the Brazilian Corporation Law and the Level 2 Regulations.

***

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Schedule 3 (a)(i)/ Anexo 3(a)(i)

Supporting Shareholders/ Acionistas Apoiadores

Name / Address Nome/ Endereço	Number of Common Stock Número de Ações Ordinárias	Number of Preferred Stock Número de Ações Preferenciais
David Gary Neeleman Avenida Marcos Penteado de Ulhôa Rodrigues, No. 939, 8th Floor, Edifício Jatobá, Condomínio Castelo Branco Office Park, Tamboré, 06460-040, Brazil	622,406,638	6,939,465
Saleb II Founder 1 LLC Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, United States of America	0	390,218
TRIP Participações S.A Avenida Mario Gurgel, 5030, Setor Centro Adm AB, Sala 108, Vila Capixaba, CEP 29.145-901, Cariacica-ES, CNPJ/MF 09.229.532/0001-70	202,328,712	5,952,473
TRIP Investimentos Ltda. Rodovia BR-262 S/N, Km 5, Vila Capixaba, CEP 29.145-901, Cariacica-ES, CNPJ/MF 15.300.240/0001-89	79,705,144	28,567
Rio Novo Locações Ltda. Avenida Mario Gurgel, 5030, Setor Centro Adm AB, Sala 208, Vila Capixaba, CEP 29.145-901, Cariacica-ES, CNPJ/MF 04.373.710/0001-18	24,524,564	0

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Schedule 3 (a)(iii)/ Anexo 3(a)(iii)

Supporting Shareholder’s Stock Encumbrance / Ônus sobre as Ações dos Acionistas Apoiadores

3,244 preferred shares issued by Azul and held by David are blocked. / 3.244 ações preferenciais de emissão da Azul de titularidade de David encontram-se bloqueadas.

28,567 preferred shares issued by Azul and held by TRIP Investimentos Ltda. are blocked. / 28.567 ações preferenciais de emissão da Azul de titularidade da TRIP Investimentos Ltda. encontram-se bloqueadas.

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Schedule 5 / Anexo 5

Joinder Agreement / Termo de Adesão

Joinder Agreement	Termo de Adesão

By this joinder agreement (“Joinder Agreement”), [Assignee], [qualification], for purposes of article 118 of Law 6.404, as of December 15th, 1976, as amended (“Brazilian Corporations Law”), herein irrevocably and irreversibly assents and agrees to, fully and unrestricted, join and remain bound by the terms and conditions of the Shareholder Support Agreement of AZUL S.A., a Brazilian corporation (sociedade por ações), enrolled with the CNPJ/MF under No. 09.305.994/0001-29, with headquarters at the City of Barueri, State of São Paulo, at Avenida Marcos Penteado de Ulhôa Rodrigues, nº 939, 8th floor, Edifício Jatobá, Condomínio Castelo Branco Office Park, Bairro Tamboré, Zip Code 06460-040 (“Azul” or the “Company”). executed on January 28, 2025 (“Shareholder Support Agreement”). The Assignee undertakes to comply with all the terms and conditions of the Shareholder Support Agreement as if it was an original party.

Por meio do presente termo de adesão (“Termo de Adesão”), [Aderente], [qualificação] (“Aderente”), neste ato, para fins e efeitos do Art. 118 da Lei n° 6.404, de 15 de dezembro de 1976, conforme alterada (“Lei das Sociedades por Ações”), de maneira irrevogável e irretratável, consente e aceita, plena e irrestritamente, a aderir e permanecer vinculado pelas disposições do Acordo de Apoio de Acionistas da AZUL S.A., sociedade anônima, inscrita no CNPJ/MF sob o n° 09.305.994/0001-29, com sede na cidade de Barueri, Estado de São Paulo, na Avenida Marcos Penteado de Ulhôa Rodrigues, nº 939, 8° andar, Edifício Jatobá, Condomínio Castelo Branco Office Park, Bairro Tamboré, CEP 06460-040 (“Azul” ou “Companhia”), celebrado em 28 de janeiro de 2025 (“Acordo de Apoio de Acionistas”). O Aderente compromete-se e obriga-se a cumprir integralmente com todos os termos e condições do Acordo de Apoio de Acionistas, como se tivesse sido uma parte original.

The Assignee confirms to have received, read and analyzed a full copy of the Shareholder Support Agreement, and to be aware of and in accordance with all of its terms and conditions.	O Aderente declara ter recebido, lido e examinado uma cópia integral do Acordo de Apoio de Acionistas e estar ciente e de acordo seus termos e condições.

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As of this date, the Assignee shall undertake, to all intents and purposes of the Shareholder Support Agreement, the contractual position of [Assigner Shareholder], and to become responsible for all rights and obligations of the [Assigner Shareholder] in the terms of the Shareholder Support Agreement.

A partir desta data, o Aderente assumirá, para todos os fins e efeitos do Acordo de Apoio de Acionistas, a posição contratual de [Acionista Cedente], assumindo todos os deveres, obrigações, sujeições e responsabilidades impostos ao [Acionista Cedente] pelo Acordo de Apoio de Acionistas.

For purposes of Section 13 of the Shareholder Support Agreement, all notices, warnings and communications provided for in the Shareholder Support Agreement addressed to the Assignee shall be mailed to the address and in attention to the individuals indicated below:

Address: [=]

Zip Code: [=]

Phone Number: [=]

E-mail: [=]

Attn. to: [=]

Para fins da Cláusula 13 do Acordo de Apoio de Acionistas, todos os avisos, notificações e comunicações previstos no Acordo de Apoio de Acionistas destinados ao Aderente deverão ser encaminhados para o seguinte endereço, aos cuidados dos indivíduos indicados abaixo:

Endereço: [=]

Cep: [=]

Telefone: [=]

E-mail: [=]

A/C: [=]

This Joinder Agreement shall be deemed an integral part of the Shareholder Support Agreement, as well as duly filed at the Company’s headquarters.

All capitalized terms used in this Joinder Agreement, and not defined herein, shall have the same meaning as set forth in the Shareholder Support Agreement.

Este Termo de Adesão será considerado parte integrante do Acordo de Apoio de Acionistas, bem como devidamente arquivado na sede da Companhia.

Todos os termos em letras maiúsculas utilizados neste Termo de Adesão, e não definidos neste documento, terão o mesmo significado estabelecido no Acordo de Apoio de Acionistas.

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This Joinder Agreement, in electronic or digital form, has the same validity as a physical document for all legal purposes; they acknowledge and declare that any one of the means listed below was chosen by mutual agreement of all signatory parties to this Joinder Agreement as a means to prove the veracity, authenticity, integrity, and effectiveness of the instrument, giving it legal effect (without impairing its enforceability), as if it were a physical document: (i) the digital signature of this Joinder Agreement under the ICP-Brasil (Brazilian Public Key Infrastructure) standards, through the DocuSign, Certisign, or similar platform; or (ii) any form of evidence of the consent of the signatory parties to this Joinder Agreement or their legal representatives, regardless of the use of a digital signature or by a certification that does not comply with the ICP-Brazil standards, in accordance with paragraph 2, Article 10 of Provisional Presidential Decree No. 2200-2, of August 24, 2001. In addition, the signatory parties to this Joinder Agreement agree that: (a) even if this Joinder Agreement is electronically signed by any signatory party to this Joinder Agreement at a different location, this Joinder Agreement will be deemed as executed, for all purposes, in the city of São Paulo, state of São Paulo, as indicated below; and (b) the date of signature of this Joinder Agreement is, for all purposes and effects, the date indicated above, regardless of the date the last electronic signature was added to the Joinder Agreement.

Este Termo de Adesão tem plena validade e eficácia em formato eletrônico ou digital, sendo equiparado a documento físico para todos os efeitos legais, reconhecendo e declarando que qualquer um dos meios elencados a seguir é um meio escolhido de mútuo acordo por todas as partes signatárias deste Termo de Adesão como aptos a comprovar a veracidade, autenticidade, integridade e eficácia do instrumento, e conferir-lhe pleno efeito legal (sem obstar ou prejudicar sua exequibilidade), como se documento físico fosse: (i) assinatura deste Termo de Adesão de forma digital nos padrões ICP-Brasil (Infraestrutura de Chaves Públicas Brasileira), via plataforma DocuSign, Certisign, ou plataforma similar; ou (ii) qualquer forma de comprovação de consentimento das partes signatárias deste Termo de Adesão ou de seus representantes legais, ainda que seja estabelecida com assinatura eletrônica ou por certificação fora dos padrões ICP-Brasil, em conformidade com o §2º, do Artigo 10 da Medida Provisória nº 2.200-2, de 24 de agosto de 2001. Em complemento, as partes signatárias deste Termo de Adesão ajustam que: (a) ainda que alguma das partes signatárias deste Termo de Adesão venha a assinar eletronicamente este Termo de Adesão em local diverso, o local de celebração deste Termo de Adesão é, para todos os fins, a cidade de São Paulo, Estado de São Paulo, conforme abaixo indicado; e (b) será considerada a data de assinatura deste Termo de Adesão, para todos os fins e efeitos, a data indicada acima, não obstante a data em que a última das assinaturas eletrônicas for realizada.
This this Joinder Agreement is executed electronically, in the presence of the two (2) undersigned witnesses.	O presente Termo de Adesão é firmado de forma eletrônica, na presença de 2 (duas) testemunhas abaixo assinadas.
São Paulo, [=].	São Paulo, [=] de [=] de [=].

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Assignee/ Aderente:

______________________________________________

[ASSIGNEE]/ [ADERENTE]

Remaining Shareholders/ Acionistas Remanescentes:

______________________________________________

[Remaining ShareholderS]

Company:

______________________________________________

AZUL S.A.

Witnesses/ Testemunhas:

___________________________________	___________________________________
Name/Nome:	Name/Nome:
ID Card./Identidade:	ID Card./Identidade:
CPF No.:	CPF No.:

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Schedule 6 / Anexo 6

Amended and Restated Bylaws / Estatuto Social Alterado e Consolidado

See “Schedule 7 of the Governance Conditions / Anexo 7 dos Termos de Governança” above.

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